                                                                   Exhibit 10.10
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                              COAL SALES AGREEMENT

                          Dated as of November 1, 1983

                                    Between

                   NEW YORK STATE ELECTRIC & GAS CORPORATION


                                      and

                           CONSOLIDATION COAL COMPANY

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
                                TABLE OF CONTENTS

ARTICLE                                                                                                   PAGE
ARTICLE I                  TERM OF AGREEMENT, RENEGOTIATION, AVERAGE PRICE, DIVERSION, AND TEST COAL.....    2
ARTICLE II                 SOURCE OF COAL................................................................    9
ARTICLE III                QUANTITY OF COAL.............................................................    11
ARTICLE IV                 LOADING......................................................................    12
ARTICLE V                  WEIGHING, SAMPLING, AND ANALYSIS.............................................    17
ARTICLE VI                 COAL QUALITY.................................................................    22
ARTICLE VII                PRICE........................................................................    27
ARTICLE VIII               PRICE ADJUSTMENT FOR HEATING QUALITY.........................................    29
ARTICLE IX                 ADJUSTMENT OF BASE MINE PRICE................................................    30
ARTICLE X                  GOVERNMENTAL IMPOSITION......................................................    38
ARTICLE XI                 FORCE MAJEURE................................................................    41
ARTICLE XII                RECORDS AND AUDITS...........................................................    43
ARTICLE XIII               BILLING AND PAYMENT..........................................................    45
ARTICLE XIV                LAWS AND REGULATIONS.........................................................    46
ARTICLE XV                 ASSIGNMENT...................................................................    46
ARTICLE XVI                WAIVERS AND REMEDIES.........................................................    48
ARTICLE XVII               CONFIDENTIALITY..............................................................    49
ARTICLE XVIII              MISCELLANEOUS................................................................    49

                              COAL SALES AGREEMENT


         THIS AGREEMENT, made and entered into as of this 1st day of November, 1983, by and between NEW YORK STATE ELECTRIC & GAS CORPORATION, a corporation organized and existing under the laws of the State of New York ("Buyer"), and CONSOLIDATION COAL COMPANY, a corporation organized and existing under the laws of the State of Delaware ("Seller").


                                   WITNESSETH:


         WHEREAS, Buyer desires to secure, to the extent of the quantities and for the Term hereinafter stated, a supply of bituminous coal of the quality hereinafter set forth which is suitable for the operation of Buyer's generating unit being constructed near the Town of Somerset, in the State of New York ("Somerset Unit #1"); and

         WHEREAS, Seller represents that it is experienced in the commercial production of coal and that it owns or has leased for a term in excess of the Term of this Agreement, the hereinafter mentioned reserves of bituminous coal which, when mined and processed, will conform to the quality standards hereinafter set forth; and

         WHEREAS, Seller desires to sell coal to Buyer and Buyer desires to buy coal from Seller;

         NOW, THEREFORE, in consideration of the premises and mutual covenants and undertakings of the parties herein contained, Seller agrees to sell to Buyer and Buyer agrees to buy from Seller the coal subject hereto, upon the following terms and conditions.


                                    ARTICLE I

                        TERM OF AGREEMENT, RENEGOTIATION,

                     AVERAGE PRICE, DIVERSION, AND TEST COAL


Section 1.1 - Term of Agreement.

         The term of this Agreement shall extend from the date hereof ("Effective Date") through December 31, 1997 (the "Term"). No later than June 30, 1997 the parties shall meet to determine if the Agreement is to be extended under mutually agreeable terms and conditions.

Section 1.2 - Renegotiation of Articles VII and IX.

         The total coal purchased for Somerset Unit #1, including but not necessarily limited to this Agreement, shall be defined as the sum of Lot A, Lot B and Lot C. Within any single calendar year ("year") each of the three lots shall contain the exact same tonnage of coal, with each lot representing one-third of the coal purchased for Somerset Unit #1.

         The Base Mine Price, and adjustments thereto pursuant to Articles IX and X, shall initially apply as follows: for Lot A from the Effective Date through December 31, 1985, for Lot B from the Effective Date through December 31, 1986, and for Lot C from the Effective Date through

December 31, 1987. After the initial term of each lot, each lot will come up for renegotiation every third year, in alternating fashion, as set forth in the schedule in Exhibit D-1, contained in Appendix D, attached hereto ("Schedule"). By July 1, 1985 and by July 1 of each year thereafter, either party may give the other party written notice by certified mail, of its desire to renegotiate one or both at the following Articles:

         Article VII       - "Price"

         Article IX        - "Adjustment of Base Mine Price"

         Such renegotiation shall apply to the lot, either A, B, or C, currently up for renegotiation.

         If, following such written notice and prior to September 1 of the year in which the renegotiation request was made, Buyer and Seller agree on revised terms and conditions for the lot up for renegotiation, then the terms and conditions for that lot shall be adjusted accordingly effective on the following January 1.

         If, following such written notice and prior to September 1 of the year in which the renegotiation request was made, Buyer and Seller are unable to agree on revised terms and conditions for the lot up for renegotiation, then both parties' obligation with respect to that lot shall cease as of the next termination date identified for that lot in the Schedule for a period of one (1) year. Buyer may then replace said lot's tonnage by any means and from any source it deems appropriate during that year. In that year Buyer and Seller may renegotiate not only the lot up for renegotiation but also the lot lost in the previous year's renegotiation. Buyer and Seller may agree on revised terms and conditions for both lots, one of the lots or neither of the lots. Any lot that is reinstated, having been lost in the previous year, will have a term such that it expires on the next termination date identified for that lot on the Schedule.

         If Buyer and Seller are unable to agree on revised terms and conditions for the same lot for two (2) successive renegotiations, then both parties' obligation with respect to that lot shall terminate. Buyer may then replace said lot's tonnage by any means and from any source it deems appropriate throughout the remaining Term of this Agreement.

         If by July 1, 1985 and by July 1 of each year thereafter either party does not give the other party written notice of its desire to renegotiate one or both of the above Articles, then the existing terms and conditions in effect for the lot currently expiring shall be automatically extended to the next termination date identified for that lot on the Schedule.

         In any year in which Seller supplies only one of the lots (i.e, one-third of the coal purchased for Somerset Unit #1) and that lot is currently up for renegotiation either party may in its sole discretion terminate this Agreement in accordance with Section 18.2. Such termination shall become effective on the next termination date identified for that lot in the Schedule.

         If Buyer and Seller agree on revised terms and conditions for the lot up for renegotiation and/or any previously lost lot then the terms and conditions for each lot for which agreement was reached shall be adjusted accordingly effective on the following January 1.

Section 1.3 - Renegotiation of Article VIII.

         Beginning July 1, 1997 and every three years thereafter, as set forth in the Schedule and coinciding with the term for Lot A, either party may give the other party written notice by certified mail of its desire to renegotiate
Article VIII - "Price Adjustment for Heating Quality." Such renegotiation shall apply to all of the lots Buyer purchases from Seller during each three-year term.

         If, following such written notice and prior to October 1 of the year in which the renegotiation request was made, Buyer and Seller agree on revised terms and conditions for Article VIII then the Agreement will be adjusted accordingly effective on the following January 1. If, however, on September 1 the parties have failed to agree on revised terms and conditions for Article VIII, neither party shall have any further obligation with respect to Lot A, after December 31 of the year in which renegotiation on this Article takes place, except the option to renegotiate Lot A with Lot B in the next year. With respect to Lot B and Lot C the terms and conditions of Article VIII in existence prior to the renegotiations shall remain in effect until such time as Lot B and Lot C come up for renegotiation as specified in the Schedule. In the event the parties fail to agree on revised terms and conditions for Article VIII, the parties' obligations with respect to Lot B and later Lot C shall cease on the next termination date identified for each Lot in the Schedule. If agreement has not been reached for Lot A, Lot B and Lot C, then this Agreement shall terminate in accordance with Section 18.2 on the next termination date identified for Lot C in the Schedule.

Section 1.4 - Average Price.

         For the purpose of accounting and payment to Seller, Buyer shall calculate, for each shipment, an Average Price ("Average Price"). Such Average Price shall be calculated by adding the Base Mine Price or Adjusted Base Mine Price, as the case may be, for each of the lots supplied in the then current year and dividing by the number of such lots. The Average Price shall be subject to further adjustment, on a per shipment basis, based on the "as received" heating quality of coal pursuant to Article VIII and then subject to any reduction pursuant to Article VI hereof.

         In addition, if Seller chooses to provide coal in excess of the Annual Coal Tonnage Requirement pursuant to Section 3.2, Buyer and Seller agree that the price for such coal shall be the Average Price as adjusted pursuant to
Article VIII and then subject to any reduction pursuant to Article VI hereof.

Section 1.5 - Diversion.

         It is understood that the purchase of coal hereunder is for the operation of Somerset Unit #1 and that Buyer may, at Buyer's option, divert any portion or all of the coal deliveries hereunder to any one or more of Buyer's other coal-fired generating stations ("Stations"), other commitments of Buyer, or sell the coal on the open market.

         Since Buyer and Seller both understand that the coal is being purchased F.O.B. Somerset Unit #1, if Buyer diverts coal to one of Buyer's other Stations pursuant to this Section, then the coal shall be purchased F.O.B. Station. If Buyer diverts coal to a destination other than one of Buyer's Stations, pursuant to this Section, then at the time the carrier diverts from its route to Somerset Unit #1 or one of Buyer's other Stations, the risk of loss for the coal in the diverted shipment shall pass from Seller to Buyer. In the event coal purchased hereunder is diverted to destination(s) other than Somerset Unit #1, then the weighing, sampling and analysis of such coal shall be performed by Seller or by consignee in accordance with the methods and standards specified in Sections 5.1 and 5.2 hereof or in accordance with methods and standards agreeable to both Buyer and Seller.

         In any year in which coal purchased from Seller is diverted or sold by Buyer such coal diverted or sold shall apply as a ton for ton reduction towards Buyer's obligation to purchase coal from Seller as provided in Article III.

Section 1.6 - Test Coal.

         Buyer may from time to time test burn various quality coals (Test Coal) either purchased from Seller or other suppliers for use at Somerset Unit #1. Should Buyer purchase Test Coal in any year from another supplier, such coal shall be considered as coal purchased for Somerset Unit #1 under this Agreement, and shall apply as a ton for ton reduction in Buyer's obligation to Seller as provided in Article III up to 100,000 tons per year. Should Buyer's purchase of such Test Coal from other suppliers exceed 100,000 tons in any year, Buyer shall purchase from Seller hereunder an amount of coal of an acceptable quality equal to the excess over 100,000 tons for delivery to Buyer's other Stations or other commitments during such year. Buyer shall provide reasonable notice to Seller of its intent to reduce deliveries hereunder for the purpose of testing other coals.

                                   ARTICLE II

                                 SOURCE OF COAL


Section 2.1.

         The source of coal subject to this Agreement ("Basic Source Coal") shall be Seller's Blacksville No. 1 and No. 2 Mines (the "Mines"). Seller, with Buyer's prior written approval, may deliver to Buyer, coal from an alternate source ("Alternate Source Coal") so long as such Alternate Source Coal is delivered to Somerset Unit #1 at no more than the delivered cost per million British thermal units ("Btu's") of Basic Source Coal and meets the quality standards described in Sections 6.1, 6.2, and 6.3, and is otherwise suitable, in Buyer's sole judgment, for use at Somerset Unit #1.

         Seller warrants that it owns or controls adequate recoverable coal reserves associated with Seller's Mines to fulfill the requirements of this Agreement, including requirements as to quality and quantity of coal.

         Seller agrees that it has not entered into any agreement, and will not enter into any agreement during the Term, with any purchaser, which will result in Seller being unable to fulfill the requirements of this Agreement. Buyer shall have the right to examine Seller's Mines, dedicated properties, and pertinent records of such coal reserves associated with Seller's Mines, to ascertain that Seller has complied with the provisions herein. Information from such records shall be held in the strictest confidence by Buyer and shall not be divulged to third parties without the prior written approval of Seller unless such disclosure is required by some authority or legal proceeding.

                                   ARTICLE III

                                QUANTITY OF COAL


Section 3.1.

         Subject to Articles I and VI, Buyer shall order, accept, and pay for and Seller shall sell and deliver, the Annual Coal Tonnage Requirement of Somerset Unit #1.

Section 3.2.

         The estimated coal tonnage requirements for the years 1984 and 1985 are 800,000 and 900,000 tons, respectively.

         Not later than October 1, 1984, Buyer shall by written notice to Seller specify the Annual Coal Tonnage Requirement ("Annual Coal Tonnage Requirement") for Somerset Unit #1 which is to be delivered during the year 1985.

         Not later than June 1, 1985, and each June 1 thereafter, Buyer shall in writing to Seller (a) specify the Annual Coal Tonnage Requirement of Somerset Unit #1 for the ensuing year, and (b) estimate the Annual Coal Tonnage Requirement for an additional four (4) years. Such one-year specified quantity shall constitute Buyer's and Seller's responsibility regarding coal supply for the ensuing year less any quantity adjustments arising from force majeure, or the provisions of Sections 1.6, 6.1 and 6.3. Should Buyer determine that it requires a greater tonnage than is specified for any year, Buyer shall provide Seller first opportunity to supply such additional tonnage under the terms of this Agreement.

         Shipments scheduled by Buyer hereunder shall be, as far as practicable, in approximately equal monthly quantities taking into account Buyer's operations and transportation requirements and the vacation period at Seller's Mines.

Section 3.3.

         Annual and/or monthly shipments, scheduled by Buyer pursuant to Section 3.2, may be increased or decreased during any year or month with the consent of both parties, which consent shall not be unreasonably withheld.


                                   ARTICLE IV

                                     LOADING


Section 4.1.

         Seller shall load Buyer's trains at Seller's mines each day of the year as required by Buyer except the vacation period and holidays as defined in Seller's collective bargaining agreement (currently the National Bituminous Coal Wage Agreement of 1981). Loading on such excepted days and commencement of the loading of more than one (1) of Buyer's trains on weekends shall be at Seller's option. Weekends are defined as the period from 4:00 p.m. Friday until 8:00 a.m. Monday, with appropriate adjustments for holiday weekends.

Section 4.2.

         Except as provided in Section 4.3, Seller shall complete the loading of each train within 6 hours from the time the carrier designates that the train will be at the mine and available for loading. Such 6-hour period shall be computed from the actual time the train is made available for loading by the carrier, unless Seller requests later placement of the train. In such case, the duration of the requested delay shall be counted toward Seller's 6-hour period.

Section 4.3.

         Bunching is defined as the concurrent arrival at one of Seller's mines of two or more trains which creates a conflict in the loading of Buyer's train(s). If the carrier must hold Buyer's train short of a mine because of bunching, Seller shall have up to three additional hours in excess of the 6-hour period to receive and load Buyer's train. Seller shall, to the extent reasonably possible, minimize any delays in loading Buyer's trains.

Section 4.4.

         Whenever Seller fails to effect the loading of a train in the required time period, Seller shall be charged with a service failure. Such service failures will be accumulated by Buyer throughout the year. For each six, or multiple of six service failures that Seller incurs during the year, and provided that such failures will, in Buyer's reasonable judgment, impair Buyer's ability to transport the desired tonnage in such year in Buyer's equipment, Buyer may invoke the penalty provisions in Section 4.5 (A) and (C), except that, Seller shall not be charged with a service failure whenever conditions of force majeure prevent Seller from loading a train.

Section 4.5.

(A) Each time Seller incurs six, or a multiple of six, service failures Seller shall, at Buyer's direction, provide Buyer with a trainset of private rail cars, capable of moving 9000 tons of Seller's coal, similar to Buyer's cars and compatible with Buyer's unloading equipment at no cost to Buyer.

(B) In lieu of the penalty in Paragraph A Seller may, at Seller's option, request that Buyer secure a trainset of cars capable of moving approximately 9000 tons of Seller's coal and Seller will pay to Buyer the difference in transportation costs between the per ton railroad car rate and the per ton private car rate in effect at the time the coal is shipped, multiplied by the number of tons of coal shipped.

(C) Whenever the penalty in Paragraph A or Paragraph B is invoked, Seller shall, in addition to the penalty in Paragraph A or Paragraph B, remit to Buyer a charge of $1,000. This charge is for the additional handling costs Buyer incurs in uncoupling and dumping non-rotary coupled cars. The charge shall be waived whenever Seller provides cars under Paragraph A that do not require uncoupling or extra handling by Buyer to unload. This $1,000 charge shall be adjusted quarterly, beginning April 1, 1984, by application of the formula used to compute adjustments under Section 9.2(D) hereof.

(D) In addition to the penalties contained in paragraphs A, B, and C, Seller shall at all times be responsible for all costs and/or charges imposed by a carrier for exceeding allowable times pursuant to Conrail Tariff ICC 4828 or other appropriate tariffs.

Section 4.6.

         Buyer and Seller have designed the procedures set forth in this Article for determining Seller's commitment to provide Buyer with efficient and effective loading and utilization of its equipment.

         If at any time this Article does not benefit the parties as intended, or imposes an unreasonable burden on either of the parties, then the parties agree to renegotiate this Article and to establish a new basis for determining Seller's commitment to Buyer which is acceptable to both parties. Until such time as agreement is reached on a new service commitment, the procedures set forth in this Article shall remain in effect.

Section 4.7.

         Seller shall load cars so as not to exceed a maximum gross weight of 263,000 pounds. Should Seller exceed this maximum and should carrier require that the lading be removed from any car or the car be removed from the train, any cost or additional charge associated with such removal shall be borne by Seller.

Section 4.8.

         Seller shall not load coal which has an average temperature greater than 131 degrees F.

         Seller shall take every precaution to load coal which has an average temperature which is less than 131 degrees F. Should Buyer receive a car load(s) which has an average temperature in excess of 131 degrees F and should such car load(s) require extra care in unloading and handling at destinations, then Seller shall reimburse Buyer for the cost of such extra handling and for any actual damages Buyer incurs attributable to the condition of the coal. In addition, Buyer reserves the right to reject or dispose of any shipment, or portion thereof, where the average temperature of the coal exceeds 150 degrees F. Any damage to Buyer's equipment resulting from the condition of the coal shall be paid for by Seller, and Seller will indemnify Buyer against any claim by a carrier against Buyer for resulting damage to carrier's equipment.


                                    ARTICLE V

                        WEIGHING, SAMPLING, AND ANALYSIS


Section 5.1 - Weighing.

         The weight of coal delivered hereunder shall be determined by Buyer as soon as practicable after arrival of coal at Somerset Unit #1 on Buyer's scales which shall meet the standards set forth by the Eastern Weighing and Inspection Bureau (EWIB). Buyer shall advise Seller of weights shipped as soon as practicable after receipt of the shipment. Buyer's scales will be tested and calibrated to EWIB standards on a mutually agreed to periodic basis. Buyer shall maintain its scales at all times in accordance with good maintenance practice to insure a high level of performance and accuracy.

         Seller shall have the right to have a representative present at the location of the scales of Buyer at any time to observe the weighing of coal or to witness scale calibration and scale maintenance techniques. If Seller shall at any time question the accuracy of the scales, Seller shall so advise Buyer, and Buyer shall demonstrate the accuracy of the scales to the reasonable satisfaction of Seller. If Seller is not satisfied as to the accuracy of the scales thus demonstrated, Buyer shall have the scales tested by a testing company recommended by the scale manufacturer. If such tests show the scales to be in error beyond EWIB standards, the scales shall be corrected accordingly, and the cost of the testing and correction shall be borne by Buyer. If such tests show the scales to be within EWIB standards, the cost of the testing shall be borne by Seller.

         In the event that Buyer's scales are unavailable for any shipment for any reason, the individual net car weights pertaining to such shipment shall be the per car average cubic foot weight of the three (3) most recent similar shipments.

Section 5.2 - Sampling and Analysis.

         Sampling shall be performed by Buyer at essentially the same time the coal is weighed at Somerset Unit #l. Sampling shall be in accordance with ASTM Standard Method D2234-76, as revised from time to time, or in accordance with methods and standards agreeable to Buyer and Seller.

         Buyer or Buyer's Representative shall obtain increments from each shipment which shall be accumulated into composite samples representing the shipment. The composite samples shall be split into three (3) sets:

         (l) One set for analysis by Buyer;

         (2) One set to be sent to Seller; and

         (3) One set retained by Buyer for a minimum of 30 days.

         The methods and procedures for processing samples, and conducting lab tests and analyses (collectively "analyses"), as required under this Agreement shall be in accordance with the applicable current standards of the American Society for Testing and Materials (ASTM) or with methods agreeable to Buyer and Seller. Buyer shall maintain its sampling and analytical equipment at all times in accordance with good maintenance practices to insure a high level of performance and accuracy.

         Seller or Seller's representative, at its sole risk and expense, may observe and inspect the sampling equipment to be used by Buyer in taking samples and the laboratory where analyses are performed.

         In the event that Buyer's sampling equipment is unavailable for any shipment for any reason, Seller's samples, if available, pertaining to such shipment shall be utilized. Seller shall accumulate increments from each shipment at the mine into composite samples representing the shipment. The composite samples shall be split into three (3) sets:

         (1)      One set for analysis by Seller;

         (2)      One set to be sent to Buyer; and

         (3)      One set retained for a minimum of 30 days.

         Buyer or Buyer's representative, at its sole risk and expense, may observe and inspect the sampling equipment to be used by Seller, in taking samples and the laboratory where analyses are performed.

         If neither Buyer nor Seller has taken samples for a shipment, the quality characteristics of the coal shall be the average of the analyses of such characteristics of the last three (3) most recent similar shipments as determined by Buyer.

         The cost of the analyses will be borne by the Buyer for the Buyer's analyses and by the Seller for the Seller's analyses.

         If Seller has substantial reason to believe there is a bias in Buyer's sampling equipment ("sampler"), or if Buyer has substantial reason to believe there is a bias in Seller's sampler, the sampler in question shall be bias tested by procedures and standards acceptable to both parties. If such bias tests show the sampler to be in error beyond the agreed upon standards, the sampler shall be corrected accordingly, and the cost of the testing shall be borne by the party responsible for operation and maintenance of the sampler. If such tests show the sampler to be within the agreed upon standards, the cost of the testing shall be borne by the party requesting the bias test.

         Either party may elect to compare the analyses of samples obtained pursuant to this Section 5.2 for each shipment, and if the two (2) sets of analyses from Buyer's sample, or Seller's sample if Buyer did not take a sample, do not agree within 100 Btu/Lb. "Dry Basis" of each other, either party may provide written notification to the other party within thirty (30) days after the delivery of the shipment, otherwise payment will be based on Buyer's analyses of samples obtained under Section 5.2. Upon such written notification the retained set of samples obtained under Section 5.2 for the shipment in question shall be sent by the party which performed the sampling, to and analyzed by, an independent testing company acceptable to Buyer and Seller. The analyses by the independent testing company of the retained set of samples shall be conclusive and binding upon both parties hereto and constitute the "as received" analyses for the purpose of establishing coal quality and for payment. The cost of employing the independent testing company shall be shared equally by Seller and Buyer.


                                   ARTICLE VI

                                  COAL QUALITY


Section 6.1.

         It is understood that the quality of coal specified hereunder is to be suitable, in Buyer's sole judgment, for the full load operation of Buyer's Somerset Unit #1. Buyer shall determine as soon as practicable, but no later than January 1, 1986, that the quality of coal specified hereunder is suitable for the full load operation of Buyer's Somerset Unit #l. The January 1, 1986 date may be extended if due to reasons other than coal quality Buyer has been unable to demonstrate the Unit's full load operation to Buyer's satisfaction. In the event that Buyer determines that full load operation is not attainable, Buyer may, by telegraphic or written notice to Seller, suspend future shipment of coal from Seller. Buyer shall give Seller thirty (30) days, from the date of Buyer's notice of suspension to Seller, to determine if Seller desires to provide substitute coal, at no more than the delivered price per million Btu's which Buyer would have paid if Seller had supplied Basic Source Coal which, in Buyer's sole judgment, is suitable for full load operation of Somerset Unit #l, failing which, this Agreement shall terminate in accordance with Section 18.2. If Buyer and Seller agree upon a substitute coal of a quality suitable for full load operation of Somerset Unit #1, the Standards and Suspension Limits set forth in Sections 6.2 and 6.3 shall be revised.

Section 6.2     ILLEGIBLE PAGE

Section 6.3.

         In the event Buyer receives a shipment which is less than or is in excess of, as the case may be, any of the following "as received" quality limits ("Suspension Limits"), Buyer may take the actions provided below:

Heating Value less than (Btu/Lb)                                                12600

Total Moisture in Excess of (% by weight)                                       8.0

Ash in Excess of (% by Weight)                                                  12.0

Sulfur in Excess of (% by weight)                                               3.2

Volatile Matter Less than (% by weight)                                         30.0

Ash Fusion Temperature Less than

(Spherical, reducing atmosphere, (degree)F)                                          2160*

Grindability less than (Hardgrove Index)                                        48

Size - Minimum                                                              1.  No more than 90%
                                                                                Passing 3/4 round
                                                                                hole screen.

                                                                            2.  No more than 10%
                                                                                Passing No. 200
                                                                                sieve.

             Maximum -                                                          100% passing 4"

Chlorine in excess of (dry, ultimate analysis)

     (by weight)                                                                0.25

*Suspension, termination and 90% payment, as provided below may be invoked for failure to meet this Suspension Limit only if such failure adversely affects boiler performance in Buyer's sole judgment.

         Buyer shall specify, by certified mail, ("Notification") to Seller, Suspension Limits violated in such shipment, and Buyer shall pay for the shipment at ninety percent (90%) of the then current Adjusted Average Price of the coal. If, during the sixty (60) day period following the Notification, Buyer receives a shipment which violates any of the Suspension Limits, Buyer may, by certified mail to Seller, suspend future shipments of coal from Seller until Seller provides written assurance, reasonably acceptable to Buyer, that future shipments will be in accordance with the Standards described in Section 6.2 and will not violate any of the Suspension Limits. If such assurance is not provided to Buyer within thirty (30) days of the date of Buyer's notice of suspension to Seller, then Buyer may terminate this Agreement in accordance with Section 18.2 by certified mail to Seller.

         In the event Buyer does not elect to terminate this Agreement by written notice of such election to Seller on or before the fortieth (40th) day following the date of Buyer's notice of suspension, Seller may within ten (10) days thereafter, commence providing Buyer Alternate Source Coal in lieu thereof, pursuant to Article II hereof, and/or, Buyer may acquire substitute coal by purchases on the open market. Any such coal purchased shall be comparable in quality, in Buyer's reasonable judgment, to the specifications set forth in Sections 6.2 and 6.3 of this Agreement. Should Seller elect to provide Alternate Source Coal, Seller's obligation to do so at no more than the delivered price per million Btu which Buyer would have paid if Seller had supplied Basic Source Coal shall not continue subsequent to termination of this Agreement pursuant to this Section 6.3. Should Buyer elect to acquire substitute coal in lieu of or in addition to

Alternate Source Coal, Seller shall reimburse Buyer for any excess in the delivered cost of such substitute coal above the delivered price per million Btu's which Buyer would have paid if Seller had supplied Basic Source Coal. Seller's obligation to reimburse Buyer for any such excess in the delivered cost of substitute coal shall not continue subsequent to termination of this Agreement pursuant to this Section 6.3.

         In the event deliveries of Alternate Source Coal or substitute coal hereunder result in any penalty or charge which may be imposed on Buyer by a carrier pursuant to a carrier's tariff or transportation contract, as applicable, Seller shall reimburse Buyer the amount of such penalty or charge up to the date of termination of this Agreement pursuant to this Section 6.3.

         In the event Buyer elects to acquire substitute coal, Buyer shall, in the selection of such coal, employ good faith efforts to minimize any excess cost for which Seller is obligated to reimburse Buyer.

         Shipments suspended under the provisions of this Section 6.3 shall not be made up except by mutual consent of Buyer and Seller and the Annual Coal Tonnage Requirement for that year will be reduced by the amount of coal that would have been shipped but for the suspension of shipments.

         If this Agreement has not been previously terminated by Buyer, either Buyer or Seller may, by certified mail to the other, terminate this Agreement, in accordance with Section 18.2, on or after the one hundred eightieth (180th) day following the date of suspension of shipments of Basic Source Coal provided that such shipments have not resumed as of the date such notice is given.

                                   ARTICLE VII

                                      PRICE


Section 7.1 - Base Mine Price.

         The Base Mine Price per million Btu ($/MBtu) for Lot A, Lot B and Lot C from the date hereof until renegotiated pursuant to Article I is $1.173 excluding the cost of a freeze conditioning agent. The Base Mine Price shall be adjusted beginning January 1, 1984 pursuant to Articles IX and X ("Adjusted Base Mine Price).

Section 7.2 - Average Price and Adjusted Average Price.

         An Average Price shall be calculated pursuant to Section 1.4 for each shipment. The Average Price shall be further adjusted, on a per shipment basis, for changes in heating quality of coal pursuant to Article VIII hereof ("Adjusted Average Price") and subject to a reduction as set forth in Article VI hereof.

Section 7.3 - Billing Price.

         The Billing Price per ton of coal, pursuant to this Agreement, to be paid on a per shipment basis is determined by the following formula:

                                    A x B x 2000
                                    ------------   +FC
          Billing Price ($/ton) =   1,000,000

         Where A = The "as received" heating quality of the coal in Btu's per pound as determined pursuant to Article V.

         Where     B = The Adjusted Average Price and any reduction pursuant to
                   Article VI in dollars per million Btu.

         Where FC = Buyer's share of the cost of freeze conditioning agent.

         Exhibit B-1, contained in Appendix B, attached hereto, sets forth the calculation of the Billing Price per ton of coal to be paid to Seller for each shipment pursuant to this Agreement.

Section 7.4 - Freeze Conditioning.

         A freeze conditioning agent acceptable to Buyer will be uniformly applied at an application rate of two (2) pints per ton to all coal shipped to Buyer from November through March or as directed by Buyer. The cost of this application will be shared equally between Buyer and Seller. The Buyer's share of cost will be reflected in the Billing Price per ton, effective with the application of the freeze conditioning agent.


                                  ARTICLE VIII

                      PRICE ADJUSTMENT FOR HEATING QUALITY


Section 8.1 - Introduction.

         The Average Price for each shipment hereunder is subject to a premium or penalty based on the "as received" heating quality expressed in Btu's/Lb. of coal. The Average Price will be increased or decreased for Btu's/Lb. above or below a given deadband which is +/-200 Btu/Lb. of the Standard Btu/Lb. specified in Section 6.2 according to the equations in Sections 8.2 or 8.3.

Section 8.2 - Penalty.

         The "as received" heating quality of the coal expressed in Btu's/Lb. as determined pursuant to Article V for each shipment which falls below the deadband will result in an Adjusted Average Price calculated as follows:

Adjusted Average Price = AP x PAF

         Where: AP = Average Price

                PAF = Price Adjustment Factor

The PAF is calculated as follows:

                        PAF = 1.69 R - 0.69

         Where:         R = "as received" Btu's/Lb. divided by the Standard
                        Btu's/Lb.

Section 8.3 - Premium.

         The "as received" heating quality of the coal expressed in Btu's/Lb. as determined pursuant to Article V for each shipment which falls above the deadband up to a maximum of 13400 Btu's/lb. will result in an Adjusted Average Price calculated as follows:

Adjusted Average Price = AP x PAF

         Where: AP = Average Price

                PAF = Price Adjustment Factor

The PAF is calculated as follows:

                         PAF = 0.738 R + 0.262

         Where:          R = "as received" Btu's/Lb. divided by the Standard
                              Btu's/Lb.


                                   ARTICLE IX

                          ADJUSTMENT OF BASE MINE PRICE


Section 9.1.

         The Base Mine Price per ton as defined in Section 7.1, expressed on a dollars per ton basis, is composed of the following elements: (A) Labor and Labor Related Cost, (B) UMWA Pension and Benefit Trusts Cost,

(C) Materials and Supplies Cost, (D) General and Administrative Cost, (E) Black Lung Excise Tax and Reclamation Fee Cost, and (F) Firm. Exhibit A-1 contained in Appendix A, attached hereto, sets forth these elements. The Base Mine Price based upon these elements shall be adjusted as described below, and as summarized in Exhibit A-2 and as set forth in the example contained in Exhibit A-9 contained in Appendix A, attached hereto. All adjustment calculations shall be carried to four (4) decimal places and rounded to three (3) decimal places.

Section 9.2.

(A)      Labor and Labor Related Cost.
         The Base Mine Price includes a Labor and Labor Related Cost element ("LLR") of $l0.600 per ton which shall be adjusted, effective as of the date of each change pursuant to Seller's controlling collective bargaining agreement (currently the National Bituminous Coal Wage Agreement of 1981) or applicable legislation for those items not covered in Article X for changes in the average labor cost per manday, including benefits of employees covered by such collective bargaining agreement, including, but not limited to, changes in wage rates, paid vacations, holidays, sick or other leave pay, premium pay, overtime pay, shift differential rates, health and retirement benefits, payroll taxes, black lung benefits, sickness and accident benefits, worker's compensation, and clothing and material allowances. The adjustment shall be determined in accordance with the following formula and such adjustment shall be used in substitution for all previous LLR adjustments pursuant to this Section 9.2(A).

                                            (Current Cost per Manday - $193.381)

         LLR Adjustment = $10.600 x                       $193.381

         Exhibits A-3 contained in Appendix A, attached hereto, set forth the calculation of the LLR adjustment.

(B)      UMWA Pension and Benefit Trusts Cost.

         The Base Mine Price includes an element of $1.60 per ton required by Seller's collective bargaining agreement to be paid into the UMWA Pension and Benefit Trusts ("PBT"). Any adjustments in said per ton amount required by Seller's collective bargaining agreement to be paid into the UMWA Pension and Benefit Trusts shall be added to or subtracted from, as the case may be, the Base Mine Price as of the date Seller first incurs or is relieved from the cost resulting from such change. Exhibit A-4, contained in Appendix A, attached hereto, sets forth the calculation of the PBT adjustment.

(C)      Materials and Supplies Cost.

         The Base Mine Price includes a Materials and Supplies Cost element of $7.625 per ton ("MS") which shall be adjusted in each year as of January 1, April 1, July 1, and October 1, commencing April 1, 1984. Materials and Supplies Cost element shall be adjusted according to the weighted average percentage change in the materials and supplies indices. The respective base indices and weighing factors that are used to calculate the weighted average percent change in the materials and supplies indices are as follows:

                                                    BLS
        Materials and Supplies                  Index Number             Weight
            Cost Component                    and Description            Factor               Base Index Value
            --------------                    ---------------            ------               ----------------
Mining Machinery and Equipment           Code 1192                       0.200
                                         Mining Machinery &
                                         Equipment

Gen. Mat'l. & Supplies                   No Code #                       0.273
                                         Industrial Commodit. Less
                                         Fuel & Power Found in
                                         Table 8 of the PP&PI

Lumber and Wood                          Code 0849-0102                  0.070
                                         Railway and Mine Ties

Finished Steel Products                  No Code #                       0.071
                                         Finished Steel, Including
                                         Fabricated Wire Products,
                                         Found in Table 8 of the
                                         PP&PI.

                                                  BLS

       Materials and Supplies                Index Number                Weight

          Cost Component                    and Description              Factor               Base Index Value
------------------------------------     -----------------------         ------               ----------------
Mine Roof Bolts                          Code 1081-0241                  0.050
                                         Mine Roof Bolts

Wire and Cable                           Code 1026-03                    0.039
                                         10% AL 90% Copper

Power                                    Code 0543-1514                  0.114
                                         Industrial Power, South
                                         Atl.

Oil                                      Code 0575                       0.033
                                         Lubricating Oil

Gen. Purpose Machinery and Equipment     Code 1143                       0.082
                                         Fluid Power & Equipment

Electrical Machinery                     Code 117                        0.068
and Equipment                            Electrical Machinery &
                                         Equipment

TOTAL:                                                                   1.000

The base index value for each component shall be the average of the most recent final September, October, and November, 1983 values as published by the Bureau of Labor Statistics available ten (10) days prior to the adjustment date ("Base Index Value"). The new index value for each component shall be the average of the most recent final values available ten (10) days prior to the adjustment date for the fourth, third and second months preceeding the adjustment date ("New Index Value").

The adjustment shall be the product of the MS multiplied by the summation of the products of the weight factors of each component and the percent change between the New Index Value and the Base Index Value for each component.

The Material and Supplies Cost Adjustment shall be calculated as follows and such adjustment shall be used in substitution for all previous MS adjustments pursuant to this Section 9.2(C).

MS Adjustment = ($7.625) x

         [Weight Factor of Respective Component x

         (New Index Value of Component - Base Index Value of Component)]
         ---------------------------------------------------------------
                         Base Index Value of Component

Exhibit A-5, contained in Appendix A, attached hereto, sets forth the calculation of the MS adjustment.

(D)      General and Administrative Cost.

         The Base Mine Price includes a General and Administration Cost element of $4.950 per ton ("G&AC"), which shall be adjusted in each year as of January 1, April 1, July 1, and October 1, commencing April 1, 1984, based upon changes in the quarterly index Implicit Price Deflator for the Gross National Product, seasonally adjusted ("IPD-GNP"), contained in the Department of Commerce publication, "Survey of Current Business". The G&AC Adjustment shall be the product of the G&AC multiplied by the percentage change in the IPD-GNP between the base period of the third quarter of 1983, which shall be the most recent final index value available ten (10) days prior to the adjustment date, and the most recent final index value available ten (10) days prior to the adjustment date for the second quarter preceding the applicable quarterly adjustment date, calculated as follows.

         $4.950 x (Current IPD-GNP - Base IPD-GNP) = G&AC
                  --------------------------------
                            Base IPD-GNP             Adjustment

         Such adjustment shall be used in substitution for all previous G&AC adjustments pursuant to this Section 9.2 (D).

         Exhibit A-6, contained in Appendix A, attached hereto, sets forth the calculation of the G&AC Adjustment.

(E)      Black Lung Excise Tax and Reclamation Fee Cost.

         The Base Mine Price includes a cost element of $1.15 per ton ("BLR") for the sum of the United States Government Reclamation Fee at $.15 and Black Lung Excise Tax of $1.00. Any adjustments to the BLR will be separately identified to Buyer and will be added to or subtracted from, as the case may be, the Base Mine Price as of the date Seller first incurs or is relieved from the cost resulting from such fee or tax. Exhibit A-7, contained in Appendix A, attached hereto, sets forth the calculation of the BLR adjustment.

(F)      Firm.

         The Base Mine Price includes a cost element of $4,575 per ton, which shall not be adjusted throughout the Term of the Agreement, unless adjusted pursuant to the provisions of Article I.

(G)      Discontinuance or Change in Indexes.

         Should the then current base of any index referred to in this Article be converted to a new base by the Bureau of Labor Statistics (BLS) or by the Department of Commerce (DOC), the new rebased index shall be used to calculate the adjustments hereunder. The rebased index will be substantiated by the BLS or DOC's rebased historical series for the index. If the historical series is not available at the time of billing, the conversion calculations for the new index base period will be used to re-compute the value of indexes contained in this Article. Should publication of any index be discontinued or should the relative weights of the components of an index change, an index that is most closely equivalent to the applicable index referred to herein shall be substituted by agreement of the parties hereto.

(H)      Payment of Cost Adjustments.

         As soon as possible, Seller will notify Buyer in writing of adjustments to the Base Mine Price pursuant to this Article IX and Article X and submit therewith the amount of the adjustments claimed and the basis and method of computation of such amount claimed, together with any documentation that may be required in support of such claim.

         Said adjustments shall become part of the Adjusted Base Mine Price for billing and payment purposes pursuant to Article XIII immediately upon their effective date. Any dispute as to any cost adjustment pursuant to Articles IX and X shall not result in withholding of, or delay in, payment by Buyer. If, after resolution of such dispute, it is determined that the amount of the payment is an underpayment, then Buyer shall pay to Seller the difference between the amount paid and the total amount due. If, after resolution of such dispute, it is determined that the amount of the payment is an overpayment, then Seller shall pay to Buyer the difference between the amount paid and the total amount due, together with interest on such differences from the date of overpayment to the date of repayment at the prime rate of Morgan Guaranty Trust Company of New York in effect on the first day of the calendar month in which the overpayment occurred.

                                    ARTICLE X

                             GOVERNMENTAL IMPOSITION


Section 10.1.

         The parties recognize the possibility that during the Term of this Agreement, legislative, judicial, or regulatory bodies may (1) remove, revise, or alter existing legislation, regulations, orders, requirements or the interpretation or enforcement thereof ("Rules") or (2) impose new Rules, which may pertain to Seller and may require the adoption of new operating practices or otherwise change the costs at Seller's Mines from which Basic Source Coal is obtained.

         In the event any such Rule is removed, revised, altered, or imposed, the Seller shall take all reasonable measures to reduce the impact of same on Seller's costs and shall so advise the Buyer. The Buyer may, at its expense, have the matter reviewed by a consultant to assure itself that the impact has been minimized to the fullest practicable extent.

         An estimate of the change in Seller's cost, pursuant to this Section 10.1, and a price adjustment based on such estimate, shall be made as soon as practicable after the effective date of any change in Rules.

         Once the full amount per ton of such change in Seller's cost has been established and agreed upon, which shall be subject to audit and verification by Buyer in accordance with the provisions of Article XII, a settlement shall be made for any difference between the estimated change and the actual change in Seller's cost.

         In the event the full amount of change in Seller's costs and subsequent price adjustment exceeds seven percent (7%) of the then current Adjusted Base Mine Price and if Buyer determines that such an adjustment to the price makes the continuation of this Agreement economically unfeasible, then Buyer shall notify Seller within thirty (30) days of the date upon which the amount of adjustment is ascertained, and the parties shall attempt to negotiate an alternate price adjustment. If the parties are unable to agree upon an alternate price adjustment within thirty (30) days of the date of such notification by Buyer, then this Agreement shall terminate, in accordance with Section 18.2, at the expiration of such thirty (30) days.

Section 10.2.

         The parties also recognize the possibility that, during the term of this Agreement, legislative, judicial, or regulatory bodies may (1) remove, revise, or alter existing Rules or (2) impose new Rules which may pertain to Buyer, which make economically unfeasible the continued shipping, storage, or consumption of the coal under the terms and conditions specified in this Agreement. In the event any such Rule is removed, revised, altered, or imposed, the Buyer shall take all reasonable measures to reduce the resulting impact and so advise the Seller. The Seller may, at its own expense, have the matter reviewed by a mutually-acceptable consultant in order to assure itself that the impact has been minimized to the fullest extent possible. The Buyer and Seller shall attempt to negotiate a price adjustment to reflect the removal, revision, alteration, or imposition of any such Rule.

         If the parties are unable to reach agreement on any such price adjustment and/or the parties mutually determine that continued shipping, storage, or consumption of coal hereunder is economically unfeasible, then either party may terminate this Agreement in accordance with Section 18.2 on a date no earlier than the effective date of the Rule.

Section 10.3.

         Should action by legislative, judicial, or regulatory bodies prohibit the continued mining, processing, shipping, storage, or consumption of the coal under the terms and conditions specified in this Agreement, then this Agreement shall be terminated in accordance with Section 18.2 on a date no later than the effective date of the Rule.

                                   ARTICLE XI

                                  FORCE MAJEURE


Section 11.1.

         The term "force majeure" shall mean any causes beyond the reasonable control of the party affected thereby, such as acts of God, acts of the public enemy, insurrections, riots, strikes, labor disputes, walkouts or lockouts, vandalism or sabotage, fires, explosions, floods, breakdown of or damage to plants, equipment, or facilities, accidents of or interruptions to transportation, any governmental or agency action, or other causes of a similar or dissimilar nature which wholly or partly prevent the mining, delivering, and/or loading of the coal by Seller, or the receiving, transporting, and/or delivering the coal by the carrier of the coal, or the accepting, utilizing, storing and/or unloading of the coal by the Buyer.

The term force majeure shall also include a default by a carrier under Buyer's Transportation Agreement. The doctrine of ejusdem generis shall not be applied to exclude any event dissimilar to the enumerated events but which is beyond the reasonable control of a party.

         The provisions of the above paragraph shall not excuse a party from performance unless such party shall give written notice to the other party; 1) of its inability to perform within ten (10) calendar days and, 2) to furnish full information as to the cause of its inability to perform and probable extent and duration thereof within thirty (30) calendar days, after such cause occurs.

         If, because of force majeure, either party is unable to carry out any of its responsibilities under this Agreement, then the responsibilities of the party giving such notice shall be suspended (other than the payment of monies due) to the extent made necessary by force majeure and during its continuance, provided that such force majeure and/or its effects are eliminated insofar as possible with all reasonable dispatch, but a party shall not be required to settle any labor dispute, except on terms it deems acceptable in its absolute discretion.

         Any deficiencies in deliveries of coal hereunder caused by force majeure shall not be made up except by mutual consent.

         In the event Seller's performance is curtailed by reason of force majeure, Buyer shall have the right to obtain coal from another supplier and such tonnage as is so supplied shall be included in the Annual Coal Tonnage Requirement.

         In the event Buyer's performance is curtailed by reason of force majeure, Seller shall have the right to sell to others any quantity of coal which Buyer cannot accept due to such force majeure.

                                   ARTICLE XII

                               RECORDS AND AUDITS


         Seller shall maintain a system of accounting in accordance with general industry practices and generally accepted accounting principles consistently applied, and appropriate to permit the development of the calculations, reports, accountings, and statements required by this Agreement, and to facilitate the review and audit by Buyer or its Representative of Seller's records and accounts for the purposes of this Agreement. Seller shall maintain appropriate property maps, mine maps, and engineering records for the Basic Source Coal which shall be available at all reasonable times for inspection by Buyer. Buyer shall at all reasonable times be afforded complete access to such records and accounts for inspection, audit, and review. Buyer shall have the right to inspect and audit all of Seller's internal costing used to support any adjustments to the Base Mine Price and any adjustments to the elements or other components of the Base Mine Price. Buyer also reserves the right to inspection and audit of the Seller's internal costing records for the General and Administrative Cost element of the Base Mine Price if adjusted as a result of renegotiation between the parties pursuant to Article I. Seller shall make appropriate adjustments as may be required and as are mutually agreed to reflect the results of Buyer's audit. Seller shall preserve and have subject to audit, all pertinent records for a period of two (2) years after final payment pursuant to this Agreement. Buyer shall at all reasonable times have the right to inspect the mine, preparation facilities, loading facilities, and related facilities of Seller utilized for production of coal under this Agreement.

                                  ARTICLE XIII

                               BILLING AND PAYMENT


Section 13.1.

         Billing and payment for each shipment received from Seller shall be based upon the quantity and quality of coal as determined hereunder.

Section 13.2.

         On receipt of the "as received" analysis as determined under Article V, hereunder, of each shipment of coal, Buyer will prepare a "Coal Purchase Advice" which shall include the Average Price, including adjustments pursuant to Article VIII and any reduction pursuant to Article VI resulting in the Billing Price and will submit copy of same as soon as practicable, to Seller at:

                           Consolidation Coal Company

                           Consol Plaza

                           1800 Washington Road

                           Pittsburgh, Pennsylvania  15241

                           Attention:  Sales Contract Administration
                                                   Department

         Payment for each shipment of coal shall be due within 30 days after receipt thereof and shall be made by Federal Reserve Wire Transfer of same day funds to Mellon Bank, N.A., Pittsburgh, Pennsylvania, for credit to Consolidation Coal Company, Account Number 127-7247, or such other account that Seller may from time to time select on thirty (30) days notice to Buyer.

                                   ARTICLE XIV

                              LAWS AND REGULATIONS


Section 14.1.

         This Agreement shall be governed by and construed under the laws of the State of New York.

Section 14.2.

         Seller agrees to abide by the Equal Employment Opportunity Compliance Requirements in Appendix C of this Agreement.

                                   ARTICLE XV

                                   ASSIGNMENT


Section 15.1.

         This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors and assigns; but this Agreement may not be assigned by either party without the prior written consent of the other, which consent shall not be unreasonably withheld, except that either party may, without written consent of the other, assign to any financing institution or institutions any monies due or to become due hereunder. Buyer may also, without the consent of the Seller, assign this Agreement (in whole or in part), to any subsidiary or affiliated company(ies) of Buyer or to any other company having a financial interest in Somerset Unit #1. Upon such assignment, each assignee or assignees shall expressly assume in writing, to the extent of such assignment, the obligations and responsibilities of Buyer hereunder. If each such assignee is
(are) considered to be creditworthy as determined by Seller applying rea standards, Seller shall to the extent of such assignment release Buyer from all further obligations and responsibilities under this Agreement. For financing purposes only, Buyer may also, without the consent of Seller, assign this Agreement in whole or in part to any financial corporation with which Buyer or any of its subsidiary or affiliated companies may contract, but no such assignment shall relieve Buyer of its obligations and responsibilities under this Agreement to make payments to Seller for coal delivered by Seller under this Agreement, in the event that the assign shall not make such payments. Written consent to one or more assignments shall not be construed as waiving the necessity of obtaining written consent to other and/or additional assignments.

                                   ARTICLE XVI

                              WAIVERS AND REMEDIES


Section 16.1.

         The failure of either party to insist in any one or more instances upon strict performance of any provision of this Agreement by the other party, or to take advantage of any of its rights hereunder, shall not be construed as a waiver by it of any such provision or the relinquishment by it of any such rights in respect of any subsequent non-performance of such provision, but the same shall continue and remain in full force and effect.

Section 16.2.

         Except for Buyer's remedies pursuant to Section 6.3, which shall be Buyer's sole and exclusive remedies for Seller's failure to deliver coal of the quality specified herein, each remedy specifically provided for under this Agreement shall be taken and construed as cumulative and in addition to every other remedy provided for herein or by law.

Section 16.3.

         In no event shall either party be responsible to the other for consequential, incidental or special damages as a result of a default in the performance of any of its covenants or obligations hereunder except as specifically provided herein.

                                  ARTICLE XVII

                                 CONFIDENTIALITY


Section 17.1 - Confidentiality.

         To the extent practicable the parties shall keep confidential the terms and conditions hereof, the transactions provided for herein, and any documents or other information delivered in connection herewith unless such is readily ascertainable from public information or sources, requested by regulatory commission, necessary for financing or other business purposes, or otherwise required by law to be disclosed. In the event either party so discloses any such information to a regulatory commission, financial institution, or otherwise as required by law, it shall promptly and fully advise the other of such disclosure.

                                  ARTICLE XVIII

                                  MISCELLANEOUS


Section 18.1 - Entirety and Titles.

Section 18.2 - Termination.

Section 18.3 - Damage.

Section 18.4 - Severability.

         If any part, term, or provision of this Agreement is held by the courts or by any agency purporting to have jurisdiction over the Agreement or the parties hereto, to be unenforceable, illegal, against public policy, or in conflict with any Federal, State, or local laws, and such, part, term or provision does not affect the substantive rights of the parties to this Agreement, then such part, term or provision shall be severable from the rest of this Agreement and the Agreement shall be construed as if the invalid part, term, or provision did not exist. If such part, term or provision does affect the substantive rights of one or both parties to this Agreement, then the parties hereto shall renegotiate the terms of this Agreement as shall be necessary to continue the benefits to both parties of this Agreement. If agreement cannot be reached on such terms, then any party whose substantive rights pursuant to this Agreement are affected may terminate this Agreement, pursuant to Section 18.2, on sixty days prior written notice by certified mail, to the other party.

Section 18.5 - Notice.

         Except as otherwise herein provided all notices under this Agreement shall be in writing, and shall be sufficient in all respects if delivered in person to the Vice-President, Purchasing of Buyer, for Buyer, the Vice-President -- Sales, of Seller, for Seller, or if sent by regular mail, addressed to the respective parties as follows:

              For Buyer:         New York State Electric & Gas Corporation

                                 4500 Vestal Parkway East

                                 Binghamton, New York 13903

                                 Attn:  Vice President -- Purchasing

              For Seller:        Consolidation Coal Company

                                 Consol Plaza

                                 1800 Washington Road

                                 Pittsburgh, PA 15241

                                 Attn:  Vice-President -- Sales

              Copy to:           Consolidation Coal Company

                                 Rochester Sales Office

                                 3380 Monroe Avenue

                                 Rochester, New York 14618

or at any subsequent address of which either party may notify the other in the manner herein provided.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement effective as of the day and year first above written.

ATTEST:                                     NEW YORK STATE ELECTRIC & GAS
                                            CORPORATION



_________________________________           By _________________________________
        Assistant Secretary                    President


ATTEST:                                     CONSOLIDATION COAL COMPANY



_________________________________           By _________________________________
       Assistant Secretary

                                  APPENDIX "A"

                           BASE MINE PRICE ADJUSTMENT


         (Attached to and made a part of that certain Coal Supply Agreement dated as of the 1st day of November, 1983, entered into by and between:
CONSOLIDATION COAL COMPANY, as Seller, and NEW YORK STATE ELECTRIC & GAS CORPORATION as Buyer).

                                   EXHIBIT A-1

                   ELEMENTS OF BASE MINE PRICE PER TON OF COAL


                                                                              Base Mine Price
     Price Adjustment                 Base Mine Price Elements                Elements Ident.
         Exhibits                           Cost Per Ton                          Symbol
     ----------------                 ------------------------                ---------------
        A-3A, A-3B           Labor & Labor Related Cost           10,600           LLR
                                                                 -------

            A-4              UMWA Pension & Benefit Trusts Cost    1,600           PBT
                                                                 -------

            A-5              Materials & Supplies Cost             7,625           MS
                                                                 -------

            A-6              General & Administrative Cost         4,950          G&AC
                                                                 -------

            A-7              Black Lung Excise Tax and                             BLR
                             Reclamation Fee Cost                  1,150
                                                                 -------

                             Firm                                  4,575            F
                                                                 -------

                             Total Base Mine Price Per Ton       $30,500
                                                                 =======

                                   EXHIBIT A-2


         Except for LLRCA, which shall be adjusted as of the date of each change in Seller's collective bargaining agreement (currently the National Bituminous Coal Wage Agreement of 1981), the following calculations will be submitted by the Seller on a quarterly basis to substantiate the Adjusted Base Mine Price per ton of coal.

                  Base Mine Price of Coal Per Ton             $30.50
                                                              ______
Base Mine Price Adjustment

Labor & Labor Related Cost Adjustment
         LLRCA (From Exhibit A-3A and A-3B)                   =     $______

UMWA Pension and Benefit Trust Cost Adjustment
         PBTCA (From Exhibit A-4)                             =     $______

Material & Supplies Cost Adjustment
         MSCA (From Exhibit A-5)                              =     $______

General & Administrative Cost Adjustment
         G&ACA (From Exhibit A-6)                             =     $______

Black Lung Excise Tax & Reclamation Fee Cost Adjustment
         BLRCA (From Exhibit A-7)                             =     $______

Total Price Adjustment                                                   $______

Adjusted Base Mine Price Per Ton                                         $______

Adjusted Base Mine Price Per MBtu
         (From Exhibit A-8)                                              $______

                                   EXHIBIT A-3
                                     PAGE 1
                     LABOR AND LABOR RELATED COST ADJUSTMENT


         Labor and Labor Related Cost Adjustment is based on changes in Seller's collective bargaining agreement (currently the National Bituminous Coal Wage Agreement of 1981) or applicable legislation.

         If there is a change in the amount to be paid by Seller for Labor and Labor Related costs after the effective date of this Agreement, the revised calculations as computed in accordance with Exhibit A-3, Pages 2 through 4, attached hereto, along with support for the revised costs, are to be submitted to Buyer. The method of calculating the Labor and Labor Related Cost Adjustment is as follows:

 LLRCA   =   LLR x (L2-L1)
                   -------
                      L1

 LLRCA   =   Labor and Labor Related Cost Adjustment

 LLR     =   Base Mine Price Element Cost Per Ton from Exhibit A-1

 L1      =   Base Cost Per Manday for Labor and Labor Related Costs as of the
             Effective Date of this Agreement contained in Exhibit A-3, Pages 2 through 4

 L2      =   Current Cost Per Manday for Labor and Labor Related Costs as
             Computed in Accordance with Exhibit A-3, Pages 2 through 4

                                   EXHIBIT A-3
                                     PAGE 2
                              LABOR COST PER MANDAY


Average Cost Per Manday Without Shift Differential and Overtime

                                                Pay Rates        Percent**                  Weighted
                            Pay Grade           at 12/7/83       of Mandays                Cost/Manday
                            ---------           ----------       ----------                -----------

Underground                     5                  $109.72             36.3%                  $39.828
                                4                  $106.48             16.5%                  $17.569
                                3                  $103.54             19.0%                  $l9.673
                                2                  $101.76              6.8%                  $ 6.920
                                1                  $101.18             15.1%                  $15.278

Surface                         4                  $ 99.07              3.5%                  $ 3.467
                                3                  $ 97.30              1.2%                  $ 1.168
                                2                  $ 95.25              -                       -
                                1                  $ 94.67              1.6%                  $ 1.515
                                                                        ----                  -------
                                                                      100.0%                 $105.418


                                    OVERTIME


Average Wage Rate Paid Versus Straight Time Average Wage Rate

                                 10.0 Percent**


                               SHIFT DIFFERENTIAL


Average Cost Per Manday of Shift Differential

                                                    Amounts          Percent**          Weighted
                    Shift                           Per Day          of Mandays         Cost/Manday
                    -----                           -------          ----------         -----------
Underground       Midnight - 8 A.M.                  $3.200             29.9%             $ .957
                  8 A.M. - 4 P.M.                      -                31.4%                -
                  4 P.M. - Midnight                  $2.400             32.4%             $ .778

Surface           Midnight - 8 A.M.                  $2.900              1.7%             $ .049
                  8 A.M. - 4 P.M.                      -                 2.7%                -
                  4 P.M. - Midnight                  $2.175              1.9%             $ .041
                                                                       -----              ------

                                                                       100.0%             $1.825

**These percentage figures shall remain fixed unless there is a change in Seller's collective bargaining agreement or legislation which necessitates a change such as a change in the number of pay grades or mandatory rules related to overtime.

                                  EXHIBIT A-3
                                     PAGE 3

Cost Per Manday
$105.418                   (Straight Time)
   1.825                   (Shift Differential)
--------
$107.243
x   1.10                   (Overtime)
--------
$117.96?

                                 FRINGE BENEFITS

         Days of Pay - Assumes each man receives maximum entitled under the collective bargaining agreement, except graduated vacation days.

Regular Vacation                                              12  days
Floating Vacation                                              4  days
Graduated Vacation                                             3  days
Holidays                                                      11  days
Allowance for Birthday Worked                                  1  day
Bereavement                                                    3  days
Personal Days                                                  5  days
                                                               -------
                                                               39 days

39 days x $107.243 = $4,182.477
$4,182.477 divided by 222 days* = $18.840 per manday

Clothing Allowance
------------------

$150.00 x 1.08 (Assumed Turnover Factor) = $162.000
$162.000 divided by 222 days* = $.730 per manday

Total Labor Cost Per Manday
---------------------------

$l17.967 (Straight Time, Overtime, Shift Differential)
  18.840 (Fringe Benefit - Days of Pay)
--------
$136.807 (Subtotal Labor Cost Per Manday)
    .730 (Fringe Benefit - Clothing Allowance)
--------
$137.537 (Total Labor Cost Per Manday)
-------------------------------------------------------------------------------
* 365 Days Per Year
- 104 Saturdays and Sundays
-  39 Fringe Days
-----
  222

     Base work year per man will change as the number of Fringe Days changes per the controlling collective bargaining agreement(s).

                                   EXHIBIT A-3
                                     PAGE 4

Labor Related Costs Per Manday
------------------------------
F.I.C.A. Tax:
6.70%[1] x $136.807                                                               = $9.166 per Manday

Federal Unemployment Insurance:
1.4% x $7,000[2] (divided by) 222 days                                            =   .441

State Unemployment Insurance:
3.9% x $8000[3] (divided by) 222 days                                             =  1.405

Black Lung Self-Insurance:
5.91%[4] x $136.807                                                               =  8.085

Health and Retirement Benefits:
1.   Medical Benefits
     $353.80 per man per month[4] x 12 (divided by) 222 days                      = 19.124

2.   Pension Cost Per Hour

     $1.017 per hour x 7.95 hours
     [(93.7% x 8 hrs.) + (6.3% x 7.25 hrs.)]                                      =  8.085

Sickness and Accident:

     $17.00 per man per month x[4] 12 (divided by) 222 mandays                    =   .919

Worker's Compensation:

     6.3% x[4] $136.807                                                           =  8.619
                                                                                  --------
     Total Labor Related Cost Per Manday                                           $55.844
     Total Labor Cost Per Manday                                                  $137.537
                                                                                  --------
     TOTAL COST PER MANDAY                                                        $193.381

[1]      Rate applicable to maximum base annual wages.

[2]      Rate and maximum base annual wages applicable to the State of W.
         Virginia.

[3]      Seller's rate and maximum base annual wages applicable to the State of
         W. Virginia.

[4] Includes self-insured accrual rates. Each January 1 and periodically during each calendar year, the current rate for these costs will be substituted for the prior rate. As soon as possible after the end of each calendar year, the actual average rate for said calendar year will be substituted for the prior rates and any necessary adjustment will be made, retroactive to January 1 of said calendar year.

                                   EXHIBIT A-4

                 UMWA PENSION AND BENEFIT TRUSTS COST ADJUSTMENT


         The only charges to be included in the UMWA Pension and Benefit Trusts Cost Adjustment are specific dollar amounts required by Seller's collective bargaining agreement to be paid into the UMWA Pension and Benefit Trusts.

         If there is a change in the amount to be paid into the UMWA Pension and Benefits Trusts after the effective date of this Agreement, the revised calculations, along with support for the revised costs, are to be submitted to Buyer. The method of calculating UMWA Pension and Benefit Trusts Cost Adjustment is as follows:

  PBTCA     =      PBT1 - PBT

  PBTCA     =      UMWA Pension and Benefit Trusts Cost Adjustment

  PBT       =      Base Mine Price Element Cost Per Ton from Exhibit A-1

  PBTI      =      Current Cost Per Ton for UMWA Pension and Benefit Trusts

                                   EXHIBIT A-5

                     MATERIALS AND SUPPLIES COST ADJUSTMENT


         Materials and supplies shall be adjusted according to the weighted average percent change in the material and supplies indices. Indices included in the materials and supplies are published in the BLS publication "Producer Prices at Price Indexes".


                            MSCA = MS x [WAPC] + 100


  MSCA    =     Materials and Supplies Cost Adjustment.

  MS      =     Base Mine Price Element Cost Per Ton from Exhibit A-1.

  WAPC    =     Weighted average percent change of materials and supplies indice

                     MATERIALS AND SUPPLIES COST ADJUSTMENT
                     --------------------------------------
                            EXAMPLE CALCULATION TABLE


            (1)                   (2)              (3)              (4)               (5)              (6)                 (7)
                                                                                                 % Change
                                                                                                 (Column
                                                                                                 5-4 x 100         Weighted %
Mat. & Supplies Cost         BLS Index       Weight           Base Index        New Index        ---               Change
Component                    Code            Factor           Value             Value             4                (Column 3x6)
----------                   ---------       ------           ----------        ---------        ---------         ------------
Mining Machinery &           1192            0.200
Equipment
General Material & Supplies  PP & PI,        0.273
                             Table 8
Lumber & Wood                0849-0102       0.070
Finished Steel Products      PP & PI,        0.071
                             Table 8
Mine Roof Bolts              1081-0241       0.050
Wire & Cable                 1026-03         0.039
Power                        0543-1514       0.114
Oil                          0575            0.033
General Purpose Machinery    1143            0.082
and Equipment
Electrical Mach. &           117             0.068
                                             -----                                                                 ------------
Equipment
                                             1.000                Materials & Supplies Weighted =
                                                                  Average % Change (WAPC)                          ------------

                                                                   PAGE 11 OR 20


                                   EXHIBIT A-6

                   GENERAL AND ADMINISTRATIVE COST ADJUSTMENT


         Cost adjustment will be based on the quarterly index Implicit Price Deflator for the Gross National Product, seasonally adjusted as published in the Department of Commerce publication "Survey of Current Business".


       G & ACA = G&AC X (IPD2 - IPDI)
                         -------------
                             IPDI

G & ACA  = General and administrative cost adjustment

G&AC     = Base Mine Price Element Cost Per Ton from Exhibit A-1

IPD1     = Most current index available ten (10) days prior to the adjustment date for the base quarter of this Agreement. (originally third quarter of 1983)

IPD2     = Most current quarterly index available ten (10) days prior to the adjustment date for the second quarter preceding the appropriate adjustment date of January 1, April 1, July 1, or October 1.

                                   EXHIBIT A-7

            BLACK LUNG EXCISE TAX AND RECLAMATION FEE COST ADJUSTMENT


         The only charges to be included in Black Lung Excise Tax and Reclamation Fee Cost Adjustment are specific dollar amounts of Black Lung Excise Tax and Reclamation Fee involved in producing a ton of coal that are legislated by the Government.

         If there is a change in the Black Lung Excise Tax or Reclamation Fee after the effective date, the revised calculations, along with support for the revised rates, are to be submitted to the Buyer. The method of calculating BLR adjustment is as follows:


                               BLRCA = BLR1 - BLR


BLRCA    = Black Lung Excise Tax and Reclamation Fee Cost Adjustment

BLR      = Base Mine Price Element Cost Per Ton from Exhibit A-1

BLR1     = Current cost per ton for Black Lung Excise Tax & Reclamation Fee

                                   EXHIBIT A-8

                        ADJUSTED BASE MINE PRICE PER MBTU


                  The Adjusted Base Mine Price per million Btu shall be calculated based on 13,000 Btu/Lb. "as received" coal quality as follows:

             Adjusted Base Mine Price               C x 1,000,000
                                                    -------------
             per MBtu                               13000 x 2000


             Where C = The Adjusted Base Mine Price Per Ton
                       from Exhibit A-2, contained in Appendix A.

                                   EXHIBIT A-9

                         SAMPLE ADJUSTMENT CALCULATIONS


         Except for LLRPA, which shall be adjusted as of the date of each change in Seller's collective bargaining agreement (currently the National Bituminous Coal Wage Agreement of 1981), the following calculations will be submitted by the Seller on a quarterly basis to substantiate the Adjusted Base Mine Price per ton of coal.

Base Mine Price of Coal                                                         = $30.50
                                                                                   -----
Base Mine Price Adjustment

Labor & Labor Related Cost Adjustment
         LLRCA (From Exhibit A-3A and A-3B)                                     = $.027
                                                                                   -----

UMWA Pension and Benefit Trust Cost Adjustment
         PBTCA (From Exhibit A-4)
                                                                                = $.050
                                                                                   -----
Material & Supplies Cost Adjustment
         MSCA (From Exhibit A-5)
                                                                                = $.074
                                                                                   -----
General & Administrative Cost Adjustment
         G& ACA (From Exhibit A-6)
                                                                                = $.233
                                                                                   -----
Black Lung Excise Tax & Reclamation Fee Cost Adjustment
         BLRCA (From Exhibit A-7)                                               = $0.000
                                                                                   -----
Total Price Adjustment                                                                                    $  .384
                                                                                                           ------
Adjustment Base Mine Price Per Ton                                                                        $30.884
                                                                                                           ------
Adjustment Base Mine Price Per MBtu (From Exhibit A-8)                                                    $ 1.188
                                                                                                           ------

                                   EXHIBIT A-9
                                     PAGE 2

                              LABOR COST PER MANDAY


Average Cost Per Manday Without Shift Differential and Overtime

                                                Pay Rates        Percent**                  Weighted
                            Pay Grade           at 12/7/83       of Mandays                Cost/Manday
Underground                     5                  $109.72             36.3%                  $39.828
                                4                  $106.48             16.5%                  $17.569
                                3                  $103.54             19.0%                  $l9.673
                                2                  $101.76              6.8%                  $ 6.920
                                1                  $101.18             15.1%                  $15.278

Surface                         4                  $ 99.07              3.5%                  $ 3.467
                                3                  $ 97.30              1.2%                  $ 1.168
                                2                  $ 95.25              -                       -
                                1                  $ 94.67              1.6%                  $ 1.515
                                                                      -----                  --------
                                                                      100.0%                 $105.418



                                    OVERTIME


Average Wage Rate Paid Versus Straight Time Average Wage Rate

                                 10.0 Percent**


                               SHIFT DIFFERENTIAL


Average Cost Per Manday of Shift Differential

                                                           Amounts           Percent**          Weighted
                        Shift                              Per Day          of Mandays         Cost/Manday
Underground           Midnight - 8 A.M.                     $3.700             29.9%             $ 1.106
                      8 A.M. - 4 P.M.                         -                31.4%                -
                      4 P.M. - Midnight                     $2.900             32.4%             $ .940

Surface               Midnight - 8 A.M.                     $3.400              1.7%             $ .058
                      8 A.M. - 4 P.M.                         -                 2.7%                -
                      4 P.M. - Midnight                     $2.675              1.9%             $ .051
                                                                               -----             ------
                                                                              100.0%             $2.155

-------------
**These percentage figures shall remain fixed unless there is a change in Seller's collective bargaining agreement or legislation which necessitates a change such as a change in the number of pay grades or mandatory rules related to overtime.

                                  EXHIBIT A-9
                                     Page 3



         Cost Per Manday

         $105.418                   (Straight Time)
            2.155                   (Shift Differential)
         --------
         $107.573
         x   1.10                   (Overtime)
         --------
         $118.330

                                 FRINGE BENEFITS


         Days of Pay - Assumes each man receives maximum entitled under the collective bargaining agreement, except graduated vacation days.

         Regular Vacation                                           12 days
         Floating Vacation                                           4 days
         Graduated Vacation                                          3 days
         Holidays                                                   11 days
         Allowance for Birthday Worked                               1 day
         Bereavement                                                 3 days
         Personal Days                                               5 days
                                                                    --
                                                                    39 days

         39 days x $107.573  =  $4,195.347
         $4.195.347 divided by 222 days* - $18.898 per manday

         Clothing Allowance

         $150.00 x 1.08 (Assumed Turnover Factor) - $162.000
         $162.000 divided by 222 days = $.730 per manday

         Total Labor Cost Per Manday

         $118.330       (Straight Time, Overtime, Shift Differential)
           18.898       (Fringe Benefit - Days of Pay)
         --------
         $137.228       (Subtotal Labor Cost Per Manday)
             .730       (Fringe Benefit - Clothing Allowance)
         --------
         $137.958       (Total Labor Cost Per Manday)

     *   365 Days Per Year
     -   104 Saturdays and Sundays
     -    39 Fringe Days
         ---
         222

         Base work year per man will change as the number of Fringe Days changes per the controlling collective bargaining agreement(s).

                                  EXHIBIT A-9
                                     Page 6

         Labor Related Costs Per Manday

         F.I.C.A. Tax:
                  6.70% [1] x $137.228                                   =      $9.194 per Manday

         Federal Unemployment Insurance:
                  1.4% x $7,000 [2] / 222 days                           =        .441

         State Unemployment Insurance:
                  3.9% x $8,000 [3] / 222 days                           =       1.405

         Black Lung Self-Insurance:
                  5.91% [4] x $137.228                                   =       8.110

         Health and Retirement Benefits:

         1.       Medical Benefits
                  $353.80 per man per month [4] x 12 / 222 days          =      19.124

         2.       Pension Cost Per Hour
                  $1.017 per hour x 7.95 hours                           =       8.085
                  [(93.7% x 8 hrs.) + (6.3% x 7.25 hrs.)]

         Sickness and Accident:
                  $17.00 per man per month x [4] 12 / 222 mandays        =        .919

         Worker's Compensation:
                  6.3% x [4] $137.228                                    =       8.645
                                                                               -------
                  Total Labor Related Cost Per Manday                          $55.923

                  Total Labor Cost Per Manday                                 $137.958
                                                                               -------
                  TOTAL COST PER MANDAY                                       $193.881

--------------
[l]      Rate applicable to maximum base annual wages.

[2]      Rate and maximum base annual wages applicable to the State of W.
         Virginia.

[3]      Seller's rate and maximum base annual wages applicable to the State of
         W. Virginia.

[4] Includes self-insured accrual rates. Each January 1 and periodically during each calendar year, the current rate for these costs will be substituted for the prior rate. As soon as possible after the end of each calendar year, the actual average rate for said calendar year will be substituted for the prior rates and any necessary adjustment will be made, retroactive to January 1 of said calendar year.

                                  EXHIBIT 1-9
                                     Page 5

                     LABOR AND LABOR RELATED COST ADJUSTMENT


LLRCA             =        LLR x L2-Ll
                                 -----
                                   L1

LLRCA             =        Labor and Labor Related Cost Adjustment

LLR               =        Base Mine Price Element Cost Per Ton from Exhibit A-1

L1                =        Base Cost Per Manday for Labor and Labor Related
                           Costs as of the Effective Date of this Agreement contained in Exhibit A-3, Pages 2 through 4

L2                =        Current Coat Per Manday for Labor and Labor Related
                           Costs as Computed in Accordance with Exhibit A-3,
                           Pages 2 through 4

LLRCA             =        $10.600 x 193.881 - 193.381
                                     -----------------
                                           193.381

LLRCA             =        $.027


                             UMWA PENSION AND BENEFIT TRUSTS COST ADJUSTMENT

PBTCA             =        PBTI - PBT

PBTCA             =        UMWA Pension and Benefit Trusts Cost Adjustment

PBT               =        Base Mine Price Element Cost Per Ton from Exhibit A-1

PBT1              =        Current Cost Per Ton for UMWA Pension and Benefit
                           Trusts

PBTCA             =        $1.650 - $1.600

PBTCA             =        $.050
                           -----

                                  EXHIBIT A-9
                                     Page 6

                                  MATERIALS AND SUPPLIES COST ADJUSTMENT
                                 ---------------------------------------
                                 MSCA = MS x [WAPC] /OBJECT OMITTED/ 100

MSCA              =        Materials and Supplies Cost Adjustment.

MS                =        Base Mine Price Element Cost Per Ton from Exhibit
                           A-1.

WAPC              =        Weighted average percent change of materials and
                           supplies index.

MSCA              =        $7.625   x [.976] + 100

MSCA              =        $.074
                           -----

                            EXAMPLE CALCULATION TABLE

                                                                                             (6)
       (1)                (2)             (3)             (4)               (5)           % Change           (7)
 Mat. & Supplies       BLS Index         Weight        Base Index      New Index Value      (Column         Weighted %
  Cost Component         Code            Factor          Value                              5-4 x 100        Change
                                                                                            ---           (Column 3x6)
                                                                                             4
  --------------         ----            ------          -----          ------------        ---------        ------
Mining Machinery    1192                0.200           368.500         372.625            1.119             .224
& Equipment

General Material    PP & PI,            0.273           277.667         277.667            0.000            0.000
& Supplies          Table 8

Lumber & Wood       0849-0102           0.070            97.500          98.300             .821             .057

Finished Steel      PP & PI,            0.071           347.425         346.815            (.176)           (.012)
Products            Table 8

Mine Roof Bolts     1081-0241           0.050           187.333         188.100             .409             .020

Wire & Cable        1026-03             0.039           206.133         212.300            2.992             .117

Power               0543-1514           0.114           419.600         438.825            4.582             .522

Oil                 0575                0.033           798.775         800.333             .195             .006

General Purpose     1143                0.082           251.500         250.300            (.477)           (.039)
Machinery and
Equipment

Electrical Mach.    117                 0.068           236.100         238.900            1.186             .081
& Equipment                             -----                                                           ---------

                                        1.000        Materials & Supplies Weighted =                         .976
                                                     Average % Change (WAPC)                            ---------

                                  EXHIBIT A-9
                                     Page 7


                   GENERAL AND ADMINISTRATIVE COST ADJUSTMENT


                   G & ACA = G&AC x IPD2  - IPD1
                                      ------------
                                          IPDl

G & ACA             =    General and administrative cost adjustment

G&AC                =    Base Mine Price Element Cost Per Ton from Exhibit A-1

IPD1 Base Index     =    Most current index available ten (10) days prior to the adjustment date for the base quarter of contract (originally third quarter of
                         1983)

IPD2 Current        =    Most current quarterly index available ten (10) days prior to the adjustment date for the second quarter

Index               =    preceding the appropriate adjustment date of January 1, April 1, July
                         1, or October 1.

G & ACA             =    $4.951 x 213.26 - 203.68
                                  ---------------
                                       203.68

G & ACA             =    $.233

            RECLAMATION FEE AND BLACK LUNG EXCISE TAX COST ADJUSTMENT


                    BLRCA = BLR1 - BLR

BLRCA               =    Black Lung Excise Tax and Reclamation Fee
                         Cost Adjustment

BLR                 =    Base Mine Price Element Cost Per Ton from
                         Exhibit A-1

BLR1                =    Current cost per ton for Black Lung Tax &
                         Reclamation Fee

BLRCA               =    $1.150 - $1.150

BLRCA               =    $0.00
                         -----

                        ADJUSTED BASE MINE PRICE PER MBTU


         The Adjusted Base Mine Price per million Btu shall be calculated based on 13,000 Btu/Lb. "as received" coal quality as follows:

         Adjusted Base Mine Price            C x 1,000,000
         per MBtu                            -------------
                                              13000 x 2000

         Where  C = The Adjusted Base Mine from Exhibit A-2,
                    contained in Appendix A.

Adjusted Base Mine Price per MBtu  =  $30.884 x 1,000,000
                                      -------------------
                                        13,000 x 2,000

Adjusted Base Mine Price Per MBtu  =  $1.188
                                      ------

                                  APPENDIX "B"



                             COAL PRICE AND PAYMENT


         (Attached to and made a part of that certain Coal Supply Agreement dated as of the 1st day of November, 1983, entered into by and between CONSOLIDATED COAL COMPANY, as Seller, and NEW YORK STATE ELECTRIC & GAS, as Buyer).

                                   EXHIBIT B-1



                                      PRICE


         The method of calculating the Billing Price in dollars per ton, to be paid by Buyer to Seller, for the coal tonnage delivered in each shipment is as follows:

Step 1     -    Start with the Base Mine Price of each lot represented in the shipment as determined pursuant to Articles I and VII.

Step 2     -    Determine the Adjusted Base Mine Price of each lot represented in the shipment pursuant to Articles IX and I.

Step 3     -    Determine the Average Price for the shipment pursuant to Article
                I.

Step 4     -    Determine the Adjusted Average Price due to coal quality
                pursuant to Article VIII.

Step 5     -    Apply any penalty pursuant to Article VI, if applicable.

Step 6     -    Determine the Billing Price in dollars per ton pursuant to
                Section 7.3.

         The following examples 1 through 6 set forth the method of calculating the Billing Price in dollars per ton.

                                    EXAMPLE 1

Basis:

         A shipment is received containing 9855 tons of coal with an "as received" analysis of:

                  % Moisture                         -                   6.50
                  % Ash                              -                   8.50
                  % Volatile                         -                   37.50
                  As Received Btu/Lb                 -                   13150
                  % Sulfur                           -                   3.10
                  Ash Fusion (degree)F               -                   2200
                  Grind                              -                   54


At the time of receipt of this shipment the following lots and respective Base Mine Prices per million Btu are assumed:

                  Lot A                              =                   $1.195
                  Lot B                              =                   $1.219
                  Lot C                              =                   $1.173


At the time of receipt, the Adjusted Base Mine Price pursuant to Article IX for each lot and the Average Price is assumed to have been calculated to be:

                  Lot A                              =                   $1.215
                  Lot B                              =                   $1.256
                  Lot C                              =                   $1.234
                                                                         ------
                                                                         $3.705/3 = $1.235


Calculations:

         Step 1 - The Base Mine Price of each lot is:

                  Lot A                              =                   $1.195/MBtu
                  Lot B                              =                   $1.219/MBtu
                  Lot C                              =                   $1.173/MBtu

         Step 2 - The Adjusted Base Mine Price of each lot is:

                  Lot A                              =               $l.215/MBtu
                  Lot B                              =               $l.256/MBtu
                  Lot C                              =               $1.234/MBtu

         Step 3 - The Average Price is $1.235/MBtu

         Step 4 - Since the "as received" Btu/Lb of 13150 is within the deadband of 13000 +/- 200 Btu/Lb, a premium or penalty calculation pursuant to Article VIII is not required and the Adjusted Average Price is the same as the Average Price ($1.235/MBtu).

         Step 5 - Since the "as received" analysis is nor less than or in excess of any of the Suspension Limits pursuant to Article VI there are no penalties.

         Step 6 -

         Billing Price ($/ton) = A x B x 2000 + FC
                                 ------------
                                   1,000,000

         Where A = 13150

         Where B = 1.235

         Where FC = 0.000

         Billing Price ($/ton) = 13150 x 1.235 x 2000 + 0.000
                                 --------------------
                                         1,000,000

                                   = $32.481/ton

                                    EXAMPLE 2


Basis:

         All conditions of Example 1 are the same except the "as received" Btu/Lb is 12850.

Calculations:

         Step 1
         Step 2   These are all the same as Example 1 and the Adjusted
         Step 3   Average Price is $1.235/MBtu.
         Step 4
         Step 5

         Step 6 - Billing Price ($/ton) A x B x 2000 + FC
                                        ------------
                                          1,000,000

                  Where A = 12850

                  Where B = 1.235

                  Where FC = 0.000

                  Billing Price ($/ton) = 12850 x 1.235 x 2000
                                          ----------------------------   + 0.000
                                                1,000,000

                                        = $31.740/ton

                                    EXAMPLE 3


Basis: All conditions of Example 1 are the same except the "as received" Btu/Lb is 13250.

Calculations:

         Step 1    These are the same as Example 1 and the Average Price
         Step 2    is $1.235/MBtu.
         Step 3

         Step 4 Since the "as received" Btu/Lb of 13250 is above the deadband of 13000+/-200 Btu/Lb, a premium calculation pursuant to Article VIII is required as follows:

                  Adjusted Average Price    =        AP x PAF
                  Where AP   = 1.235
                  Where PAF  = 0.738 (13250) + 0.262 = 1.014
                                     -------
                                     (13000)

                  Adjusted Average Price    =        1.235 x 1.014
                                            =        1.252

         Step 5 Since the "as received" analysis is not less than or in excess of any of the Suspension Limits pursuant to Article VI, there are no penalties.

         Step 6

                  Billing Price ($/ton) = A x B x 2000 + FC
                                          ------------
                                          1,000,000

                           Where A = 13250
                           Where B = 1.252 Where FC = 0.000
                           Billing Price ($/ton)    = 13250 x 1.252 x 2000 + FC
                                                      --------------------
                                                            1,000,000

                                                    =  $33.178/ton

                                                EXAMPLE 4


Basis: All conditions of Example 1 are the same except the "as received" Btu/Lb is 12750.

Calculations:

         Step 1    These are the same as Example 1 and the Average Price
         Step 2    is $1.235/MBtu.
         Step 3

         Step 4 - Since the "as received" Btu/Lb of 12750 is above the deadband of 13000+/-200 Btu/Lb, a premium calculation pursuant to
                   Article VIII for each lot is required as follows:

                       Adjusted Average Price    =        AP x PAF
                       Where AP  =  1.235
                       Where PAF =   1.69     (12750)
                                              ------   - 0.69 = 0.968
                                              (13000)

                       Adjusted Average Price  =        1.235 x 0.968

                                               =        1.195

         Step 5 Since the "as received" analysis is not less than or in excess of any of the Suspension Limits pursuant to Article VI, there are no penalties.

         Step 6   Billing Price ($/ton) = A x B x 2000 + FC
                                           -------------
                                           1,000,000

                    Where A = 12750

                    Where B = 1.195

                    Where FC = 0.000


                    Billing Price ($/ton)    = 12750 x 1.195 x 2000 + 0.000
                                               ----------------------------
                                                    1,000,000

                                             =            $30.473/ton

                                    EXAMPLE 5

Basis: All conditions of Example 1 are the same except the "as received" Btu/Lb is 12550.

Calculations:

         Step 1   These are the same as Example 1 and the Average Price
         Step 2   is $1.235/MBtu.
         Step 3
         Step 4 - Since the "as received" Btu/Lb of 12550 is above the deadband of 13000+/-200 Btu/Lb, a penalty calculation pursuant to Article VIII is required as follows:

                       Adjusted Average Price    =        AP x PAF

                       Where AP   =        1.235
                       Where PAF  =        1.69     (12550) - 0.69 = 0.942
                                                    -------
                                                    (13000)

                       Adjusted Average Price       =        1.235 x 0.942
                                                    =        1.163

         Step 5 Since the "as received" Btu/Lb of 12550 is less than the Suspension Limit of 12600 pursuant to Article VI, a penalty of 10% of the Adjusted Average Price is required.

                       1.163 x 0.90 = 1.047

         Step 6   Billing Price ($/ton) = A x B x 2000 + FC
                                          -------------
                                            1,000,000

                           Where A = 12550

                           Where B = 1.047

                           Where FC = 0.000

                           Billing Price ($/ton) = 12550 x 1.047 x 2000 + 0.000
                                                   --------------------
                                                       1,000,000

                                                 = $26.280/ton

                                    EXAMPLE 6


Basis: All conditions of Example 1 are the same except the "as received" Btu/Lb is 13450 and freeze conditioning has been applied at the rate of 2 pints/ton and a cost of $0.75 per pint or $1.5O per ton.

Calculations:

         Step 1   These are the same as Example 1 and the Average Price
         Step 2   is $1.235/MBtu.
         Step 3
         Step 4 - Since the "as received" Btu/Lb of 13450 is above the deadband of 13000+/-200 Btu/Lb, a premium calculation pursuant to
                  Article VIII is required as follows:

                  NOTE: Since the "as received" Btu/Lb of 13450 is above the upper limit of 13400, the premium is calculated on the basis of 13400 Btu/Lb.

                       Adjusted Average Price    =        AP x PAF
                       Where AP = 1.235
                       Where PAF  = 0.738 (13400) + 0.262 = 1.023
                                          -------
                                          (13000)

                       Adjusted Average Price =        1.235 x 1.023
                                              =        1.263

         Step 5 Since the "as received" analysis is not less than or in excess of any of the Suspension Limits pursuant to Article VI, there are no penalties required.

         Step 6   Billing Price ($/ton) = A x B x 2000 + FC
                                          -------------
                                            1,000,000
                  Where A = 13450
                  Where B = 1.263
                  Where FC = $1.50/ton + 2 = $0.75

                  Billing Price (per ton) = 13450 x 1.263 x 2000 + 0.75
                                            ---------------------------
                                                     1,000,000

                                          = $34.725/ton

                                   APPENDIX C



           EQUAL EMPLOYMENT OPPORTUNITY COMPLIANCE (EEOC) REQUIREMENTS


                  (Attached to and made a part of that certain Coal Supply Agreement dated as of the 1st day of November, 1983, entered into by and between CONSOLIDATION COAL COMPANY, as Seller, and NEW YORK STATE ELECTRIC & GAS CORPORATION, as Buyer).

                                   EXHIBIT C-1



                    NEW YORK STATE ELECTRIC & GAS CORPORATION

             EQUAL EMPLOYMENT OPPORTUNITY CERTIFICATE OF COMPLIANCE

It is understood that this supplement is a part of all existing contracts or purchase orders or those which may be entered into between NEW YORK STATE ELECTRIC & GAS CORPORATION and the undersigned (hereinafter called Contractor) within one year from the date of this supplement to the extent that such contracts or purchase orders are covered by applicable law and rules and regulations issued thereunder.


1. Equal Opportunity Class - (Applicable to Contracts and Orders Amounting to $10,000 or More). Contractor is aware of and is fully informed of Contractor's responsibilities under Executive Order 11246 as prescribed in Section 60-1.4 of 41 CFR and shall be bound by and agrees to the provisions as contained in Section 202 of said Executive Order, incorporated herein by reference pursuant to Section 60-1.4(d).

2. Segregated Facilities Certificate - (Applicable to Contracts and Orders Amounting to $10,000 or More). Contractor certifies that it does not and will not maintain any facilities it provides for its employees in a segregated manner, or permit its employees to perform their services at any location under its control, where segregated facilities are maintained and that Contractor will obtain a similar certification from its proposed subcontractors in the form approved by the Federal Government prior to the award of any non-exempt subcontract.


3. Employer Information Report - (Applicable to Contracts and Orders Amounting to $50,000 or More and if Contractor has 50 or More Employees). If Contractor is required by federal regulations to file Employer Information Report EEO-I (Standard Form 100). Contractor hereby certifies that it has done so or will file such reports in accordance with applicable instructions and will continue to file such reports unless or until no longer required by law or regulation.


4. Affirmative Action Program - (Applicable to Contracts and Orders Amounting to $50,000 or More and if Contractor has 50 or More Employees). If Contractor has 50 or more employees and contracts or orders are $50,000 or more, Contractor is required under federal regulations to develop a written affirmative action program for each of its establishments. If Contractor is so required, it certifies that it has such a program or will prepare one not later than 120 days after first contracts or orders become effective and maintain such program until no longer required by law or regulation.


5. Employment of Disabled Veterans and Veterans of the Vietnam Era - (Applicable to Contracts and Orders Amounting to $10,000 or More). Contractor shall be bound by and agrees to the provisions of the Affirmative Action for Disabled Veterans of the Vietnam Era clause set forth in Section 60-250.4 of 41 CFR promulgated under the Vietnam Era Veterans Readjustment Assistance Act of 1974, incorporated herein by reference pursuant to Section 60-250.22.


6. Employment of the Handicapped - (Applicable to Contracts and Orders Amounting to $2,500 or More, Executive Order 11758). Contractor shall be bound by and agrees to the provisions of the Affirmative Action for Handicapped Workers clause set forth in Section 60-741.4 or 41 CFR promulgated under Section 503 of the Rehabilitation Act of 1973, incorporated herein by reference pursuant to Section 741.22.


7. Utilization of Minority Business Enterprises - (Applicable to Contracts and Orders Amounting to $10,000 or More). Contractor shall be bound by and agrees to the provisions of the Utilization of Minority Business Enterprises clause following Section 1-1.1310-2 of 41 CFR, incorporated by reference.


8. Utilization of Women-Owned Business Concerns - (Applicable to Contracts and Orders Amounting to $10,000 or More, Federal Register Vol. 45, No. 92, 5/9/80). It is the policy of the United States Government that women-owned businesses shall have the maximum practicable opportunity to participate in the performance of contracts awarded by any Federal Agency.


         Contractor shall be bound by and agrees to the provisions of the Utilization of Women-owned Business Concerns clause set forth as Temporary Regulation 54 of the Federal Procurement Regulations Chapter 1, Appendix of 41 CFR, incorporated herein by reference.


9. Utilization of Small Business Concerns and Small Business Concerns Owned and Controlled by Socially and Economically Disadvantaged Individuals - (Applicable to Contracts and Orders Amounting to $10,000 or More, ASPR Section 7-104, 14(a)). It is the policy of the Government that a fair proportion of the purchases and contracts for supplies and services for the Government be placed with small business concerns.


         Contractor shall be bound by and agrees to the provisions of the Utilization of Small Business Concerns and Small Disadvantaged Business Concerns clause set forth at Temporary Regulation 50, Supplement 2, of the Federal Procurement Regulations, Chapter 1, Appendix of 41 CFR, incorporated herein by reference.


10. Utilization of Labor Surplus Area Concerns - (Applicable to Contracts and Orders Amounting to $10,000 or More). It is the policy of the Government to award contracts to labor surplus area concerns that have been so identified pursuant to ASPR Section 1-805. Contractor shall be bound by and agrees to use its best efforts to place its subcontracts in accordance with this policy pursuant to ASPR Section 1-1.805-3(a), incorporated herein by reference.


11. New York Equal Opportunity Clause - (Applicable to Contracts and Orders Amounting to $50,000 or More as to the Contractor's workforce within the State of New York). Contractor is aware of and is fully informed of Contractor's responsibilities under Executive Order No. 45 and shall be bound by and agrees to the provisions as contained in Section 3.1 of said Executive Order incorporated herein by reference.


Company:  Consolidation Coal Company
          ---------------------------------------------------------

Address   Consol Plaza
          ---------------------------------------------------------
          Pittsburgh, PA 15241
          ---------------------------------------------------------
     By:  \s\ [Illegible] VP and General Manager - Human Resources
          ---------------------------------------------------------
                            (Title)


Date      12/15/93
          ---------------------------------------------------------


IMPORTANT: Please be sure to show your Company name and address above the signature block:


Please remit to:  New York State Electric & Gas Corporation
                  4500 Vestal Parkway East
                  Binghamton, New York 13902


Att: H.M. Vinci - Manager
     Contract Administration

It is necessary to identify your firm as to whether it is in any of the following categories. Please take a moment to answer the questions below, as this may benefit us both considerably.



NO   X    YES     Our firm is a MINORITY BUSINESS ENTERPRISE.
   ----      ----

A "minority business enterprise" is defined as a business, at least fifty percent (50%) of which is owned by minority group members or, in the case of a publicly owned business at least fifty-one percent (51%) of the stock of which is owned by minority group members. For the purpose of the definition, minority group members are Blacks, Hispanics, Asian Americans, American Indians and Aleuts.



NO  X     YES        Our firm is a WOMEN-OWNED BUSINESS.
   ----      ----

A "women-owned business" is a business which is, at least fifty-one percent (51%) owned, controlled and operated by a woman or women. Controlled is defined as exercising the power to make policy decisions. Operated is defined as actively involved in the day-to-day management. For the purposes of this definition, businesses which are publicly owned, joint stock associations, and business trusts are exempted. Exempted businesses may voluntarily represent that they are or are not, women-owned if this information is available.

NO  X     YES        Our firm is a SMALL BUSINESS CONCERN.
   ----      ----

A "small business concern" is a small business as defined in Section 3 of the Small Business Act and the regulations of the Small Business Administration.


NO  X     YES        Our firm is a SMALL BUSINESS CONCERN OWNED AND
   ----      ----    CONTROLLED BY SOCIALLY AND ECONOMICALLY DISADVANTAGED
                     INDIVIDUALS

A "small business firm owned and controlled by socially and economically disadvantaged individuals" is a small business concern of which at least fifty-one (51%) is owned by one or more socially and economically disadvantaged individuals, or in the case of a publicly owned business, at least fifty-one percent (51%) of the stock is owned by one or more socially and economically disadvantaged individuals, and whose management and daily business operations are controlled by one or more of such individuals.

NO        YES X
   ----      ----     Our firm is a LABOR SURPLUS AREA CONCERN.

A "labor surplus area concern" is defined as a concern that, together with its first tier subcontractors, will perform substantially in labor surplus areas. A "labor surplus area" is defined as a geographical area identified by the Department of Labor as an area of concentrated unemployment or an area of labor surplus.
                                                  Roger M. Haynes
----------------------------------                -----------------------------
VENDOR'S NAME                                     AUTHORIZED NAME

                                                  /s/ Roger M. Haynes
----------------------------------                -----------------------------
VENDOR'S ADDRESS                                  SIGNATURE

                                                  12/15/83
                                                  -----------------------------
                                                  DATE

                                  APPENDIX "D"

                                      TERM

                  (Attached to and made a part of that certain Coal Supply Agreement dated as of the 1st day of November, 1983, entered into by and between CONSOLIDATION COAL COMPANY, as Seller, and NEW YORK STATE ELECTRIC & GAS CORPORATION, as Buyer.)

                                   EXHIBIT D-1

                  The total coal purchased for Somerset Unit #1, including but not necessarily limited to this Agreement, is defined as the sum of Lot A, Lot B and Lot C. After the initial term of each lot, as specified in Article I,
Section 1.2, each lot will come up for renegotiation as set forth in the following schedule.

                                                                                               Ending Date
                Date Renegotiation                      Beginning Date                            of Term
  Lot           Notice Required By                         of Term                          ("Termination Date")
  ---           ------------------                         -------                          --------------------
   A                 July 1, 1985                      January 1, 1986                    December 31, 1988
   B                 July 1, 1986                      January 1, 1987                    December 31, 1989
   C                 July 1, 1987                      January 1, 1988                    December 31, 1990
   A                 July 1, 1988                      January 1, 1989                    December 31, 1991
   B                 July 1, 1989                      January 1, 1990                    December 31, 1992
   C                 July 1, 1990                      January 1, 1991                    December 31, 1993
   A                 July 1, 1991                      January 1, 1992                    December 31, 1994
   B                 July 1, 1992                      January 1, 1993                    December 31, 1995
   C                 July 1, 1993                      January 1, 1994                    December 31, 1996
   A                 July 1, 1994                      January 1, 1995                    December 31, 1997
   B                 July 1, 1995                      January 1, 1996                    December 31, 1997
   C                 July 1, 1996                      January 1, 1997                    December 31, 1997

                ASSIGNMENT AND AMENDMENT TO COAL SALES AGREEMENT



                  THIS ASSIGNMENT AND AMENDMENT, made and entered into on January 1, 1995, by and between NEW YORK STATE ELECTRIC & GAS CORPORATION, a corporation organized and existing under the laws of the State of New York ("Buyer") and CONSOLIDATION COAL COMPANY, a Delaware corporation ("CCC"), CONSOL PENNSYLVANIA COAL COMPANY, a Delaware Corporation ("CPCC"), NINEVEH COAL COMPANY, a Delaware corporation ("NCC"), GREENON COAL COMPANY, a Delaware corporation ("GCC"), McELROY COAL COMPANY, a Delaware corporation ("MCC"), and QUARTO MINING COMPANY, an Ohio corporation ("QMC").


                                   WITNESSETH:


                  WHEREAS, Buyer and CCC are parties to a Coal Sales Agreement made and entered into as of November 1, 1983 (the "Agreement");

                  WHEREAS, CCC desires to assign a joint and several interest in its rights and obligations under the Agreement to each of CPCC, NCC, GCC, MCC and QMC, each of which desires to accept and assume such interest;

                  WHEREAS, Buyer desires to consent to such assignments; and

         WHEREAS, Buyer and Seller wish to amend the Agreement in certain respects.

         NOW THEREFORE, in consideration of the premises and mutual covenants and undertakings of the parties herein contained, Buyer and Seller, intending to be legally bound hereby, agree as follows:

         1. Effective January 1, 1992, CCC hereby assigns to each of CPCC, NCC, GCC, MCC and QMC and CPCC, NCC, GCC, MCC and QMC hereby accepts, a joint and several interest in the rights and obligations of "Seller" under the Agreement. Buyer hereby consents to such assignments.

         2. CPCC, NCC, GCC, MCC and QMC hereby assume, jointly and severally with CCC all rights and obligations of "Seller" under the Agreement. CCC shall remain principally liable with respect to all obligations and rights assumed by CCC under the Agreement.

         3. The parties agree that, effective January 1, 1992, all references to "Seller" in the Agreement shall be understood to refer to CCC, CPCC, NCC, GCC, MCC and QMC.

         4. Effective January 1, 1995, the Agreement is amended in the following respects:

         A. Except as specifically provided in this Assignment and Amendment, all references in the Agreement to "Somerset Unit #1" shall be deleted and replaced by "Kintigh Unit #1".

         B. Section 1.1 of the Agreement is deleted in its entirety and replaced by the following new Section 1.1:

         Section 1.1 - Term of Agreement

                  The term of this Agreement shall extend from the date hereof ("Effective Date") through December 31, 2003 (the "Term"). No later than June 30, 2003 the parties shall meet to determine if the Agreement is to be extended under mutually agreeable terms and conditions.

         C. The second and third paragraphs of Section 1.2 of the Agreement are deleted in their entirety and replaced by the following new paragraphs:

                  The Base Mine Price, and adjustments thereto pursuant to
         Article IX and X, shall initially apply as follows: for Lot A from January 1, 1995 through December 31, 1997, for Lot B from

         January 1, 1995 through December 31, 1998 and for Lot C from January 1, 1995 through December 31, 1999. After the initial term of each lot, each lot will come up for renegotiation every third year, in alternating fashion, as set forth in the schedule in Exhibit D-1, contained in Appendix D, attached hereto ("Schedule"). By July 1, 1997 and by July 1 of each year thereafter, either party may give the other party written notice, by certified mail, of its desire to renegotiate one or both of the following Articles:

                           Article VIII - "Price"

                           Article IX - "Adjustment of Base Mine Price"

                           Such renegotiation shall apply to the lot, either A, B or C, currently up for renegotiation. Prior to January 1, 1997, Buyer and Seller shall explore a methodology for determining an evaluated replacement price. If a new methodology cannot be agreed upon, then the terms and conditions of this Agreement shall remain in effect.

                           D. Section 1.2 of the Agreement is further amended by changing the date "July 1, 1985" in the seventh paragraph therein to "July 1, 1997".

                           E. Section 1.3 of the Agreement is amended by changing the date "July 1, 1985" in the first paragraph therein to "July 1, 1997".

                           F. Section 1.5 of the Agreement is amended by deleting all references to "Somerset Unit #1" therein and replacing them with "Kintigh Unit #1 and the Milliken Station".

                           G. The first paragraph of Section 2.1 of the Agreement is deleted in its entirety and replaced with the following new paragraph:

                             The source of coal subject to this Agreement
                   ("Basic Source Coal") for Kintigh Unit #1 shall be Seller's Blacksville No. 2 Mine and for the Milliken Station shall be Seller's Blacksville No. 2 Mine, Bailey Mine and Enlow Fork Mine (the "Mines"). Seller, with Buyer's prior written approval, may deliver to Buyer, coal from an alternate source ("Alternate Source Coal") so long as such Alternate Source Coal is delivered to Kintigh Unit #1 or to the Milliken Station, as the case may be, at no more than the delivered cost per million British thermal units ("Btu's") of Basic Source Coal and meets the quality standards described in

                   Sections 6.1, 6.2, 6.3 and 6.4, and is otherwise suitable, in Buyer's judgment, for use at Kintigh Unit #1 or the Milliken Station, as the case may be.

     H. Section 3.1 of the Agreement is deleted in its entirety and replaced by the following new Section 3.1:

     Section 3.1

           Subject to Articles I and VI, Buyer shall order, accept and pay for, and Seller shall sell and deliver, (a) the Annual Coal Tonnage' Requirement of Kintigh Unit #1, (b) the Annual Coal Tonnage Requirement of the Milliken Station during calendar years 1995 through 1997, and (c) a minimum of 70% of the Annual Coal Tonnage Requirement of the Milliken Station during calendar years 1998 through 2003.

           Commencing with calendar year 1998, if the parties' obligations with respect to one or more lots of coal to be delivered to Kintigh Unit #1 ceases pursuant to Section 1.2 or Section 1.3 of this Agreement, then the parties' obligations with respect to deliveries of coal to the Milliken Station during such calendar year shall also change as follows:

           Deliveries to                  Deliveries to the
          Kintigh Unit #1                  Milliken Station
          ---------------                  ----------------
             3 Lots                       70% of Annual Coal Tonnage Requirement
             2 Lots                       50% of Annual Coal Tonnage Requirement
             1 Lot                        50% of Annual Coal Tonnage Requirement
               0                                            0

                           I. Section 3.2 of the Agreement is amended deleting the reference to "Somerset Unit #1" in the third paragraph thereof and replacing it with "Kintigh Unit #1 and the Milliken Station".

                           J. Article V of the Agreement is amended by deleting all references to "Somerset Unit #1" therein and replacing them with "Kintigh Unit #1 or the Milliken Station".

                           K. Article VI of the Agreement is amended by adding the following new Section 6.4 thereto:

                          Section 6.4

                              Unless otherwise mutually agreed by Buyer and
                         Seller, coal delivered to the Milliken Station shall meet the quality specifications included in Sections
                         6.2 and 6.3 of this Agreement, except that the sulfur content of coal delivered to the Milliken Station shall average no greater than 1.7 pounds per million Btu during the period January 1, 1995 through June 30, 1995.

               L. Section 7.1 of the Agreement is amended by adding the following new second paragraph thereto:

                           During the period January 1, 1995 through June 30,
                  1995, the Base Mine Price per million Btu, for coal supplied for the Milliken Station, is $.808 excluding the cost of a freeze conditioning agent. Effective as of July 1, 1995, the Base Mine Price per million Btu, for coal supplied for the Milliken Station shall be the Average Price as defined in
                  Section 1.4.

               M. Section 13.2 of the Agreement is amended by changing the reference to "Consolidation Coal Company" in two places therein to "CONSOL Inc." and changing the reference to "Account Number 127-7247" to "Account Number 107-3965".

               N. Article XVIII of the Agreement is amended by adding the following new Section 18.6 thereto:

               Section 18.6 - Administration

               CONSOL Inc. ("CONSOL") shall administer this Agreement exclusively on behalf of Seller to include, without limitation, the following activities: (a) all actions and decisions to be taken or made by Seller as provided in this

          Agreement, including those relating to administration, enforcement or termination of the Agreement, shall be taken or made by CONSOL, (b) all payments by Buyer shall be made to CONSOL, and (c) any amendment, supplement or modification to or renegotiation of this Agreement shall be negotiated by CONSOL, on behalf of Seller, before execution.

          O. Exhibit D-1, page 2 of 2, to the Agreement is deleted in its entirety and replaced by a new Exhibit D-l, page 2 of 2, attached hereto.

          5. All of the parties hereto have obtained all necessary approvals from their respective Boards of Directors and are authorized by their bylaws and other corporate documents to enter into this Assignment and Agreement. The Vice President - Sales of CONSOL Inc. has the authority as Attorney in Fact to act for those corporations comprising "Seller" herein in executing this Assignment and Amendment.

          6. All other terms and conditions of the Agreement shall remain in full force and effect.

          IN WITNESS WHEREOF, the parties hereto have executed this Assignment and Amendment effective as of the day and year first above written.

ATTEST:                                      NEW YORK STATE ELECTRIC & GAS
                                                    CORPORATION

/s/ Paul Williams                                By:  /s/ Jeffrey K. Smith
------------------                                ---------------------------

ATTEST: CONSOLIDATION COAL COMPANY CONSOL PENNSYLVANIA COAL COMPANY NINEVEH COAL COMPANY
                                             GREENON COAL COMPANY
                                             McELROY COAL COMPANY
                                             QUARTO MINING COMPANY

/s/                                           By: /s/ John W. Dailey
------------------                                ---------------------------
                                                   Vice President - Sales
                                                     CONSOL Inc.
                                                   Attorney in Fact

                                                                     Page 2 of 2
                                   EXHIBIT D-1

                  The total coal purchased for Kintigh Unit #1, including but not necessarily limited to this Agreement, is defined as the sum of Lot A, Lot B and Lot C. After the initial term of each lot, as specified in Article I,
Section 1.2, each lot will come up for renegotiation as set forth in the following schedule.

                                                                                          Ending Date
                Date Renegotiation                      Beginning Date                      of Term
  Lot           Notice Required By                        of Term                        ("Termination Date")
  ---           ------------------                        -------                        --------------------

   A                 July 1, 1997                      January 1, 1998                    December 31, 2000

   B                 July 1, 1998                      January 1, 1999                    December 31, 2001

   C                 July 1, 1999                      January 1, 2000                    December 31, 2002

   A                 July 1, 2000                      January 1, 2001                    December 31, 2003

   B                 July 1, 2001                      January 1, 2002                    December 31, 2003

   C                 July 1, 2002                      January 1, 2003                    December 31, 2003


     So by the end of 2001 we can have all 3 lots renegotiated.

                     AMENDMENT NO. 2 TO COAL SALES AGREEMENT

                  THIS AMENDMENT, made and entered into on October 15, 1996, by and between NEW YORK STATE ELECTRIC & GAS CORPORATION, a corporation organized and existing under the laws of the State of New York ("Buyer") and CONSOLIDATION COAL COMPANY, a Delaware corporation, CONSOL PENNSYLVANIA COAL COMPANY, a Delaware corporation, NINEVEH COAL COMPANY, a Delaware corporation, GREENON COAL COMPANY, a Delaware corporation, McELROY COAL COMPANY, a Delaware corporation, and QUARTO MINING COMPANY, an Ohio corporation (collectively, "Seller").

                                   WITNESSETH:

                  WHEREAS, Buyer and Seller are parties to a Coal Sales Agreement made and entered into as of November 1, 1983 and amended by the Assignment and Amendment to Coal Sales Agreement dated January 1, 1995 (the "Agreement");

                  WHEREAS, Buyer and Seller wish to further amend the Agreement in certain respects.

                  NOW THEREFORE, in consideration of the premises and mutual covenants and undertakings of the parties herein contained, Buyer and Seller, intending to be legally bound hereby, agree as follows:

     I. Section 5.1 of the Agreement is deleted in its entirety and replaced by the following new Section 5.1:

     Section 5.1 - Weighing

          The weight of coal delivered hereunder shall be determined by Buyer as soon as practicable after arrival of coal at Kintigh Unit #1 or Milliken Station on Buyer's scales which shall meet the standards set forth by the Association of American Railroads (AAR). Buyer shall advise Seller of weights shipped as soon as practicable after receipt of the shipment. Buyer's scales will be tested and calibrated to AAR standards on a mutually agreed to periodic basis. Buyer shall maintain its scales at all times in accordance with good maintenance practice to ensure a high level of performance and accuracy.

          Seller shall have the right to have a representative present at the location of the scales of Buyer at any time to observe the weighing of coal or to witness scale calibration and scale maintenance techniques.

          If Seller shall at any time question the accuracy of Buyer's pay scales, then Seller shall so advise Buyer in writing and Buyer shall demonstrate the accuracy of Buyer's scales with an unofficial material test within a tolerance of +/-0.5% for a belt scale, or weigh car within a tolerance of +/-0.2% for the platen scale at Milliken Station. Buyer shall conduct said test on the first or second train received after receipt of Seller's written notification. If Buyer's scale is found to be within the above tolerance, then Buyer shall resume using the scale. If Buyer's scale is out of the above tolerance or Buyer is unable to demonstrate the accuracy of the scale by the first or second train delivery following notification, then all weights for shipments after said notification shall be determined on an alternative scale mutually agreed upon by Buyer and Seller that meets AAR standards. Such scale shall continue to be used until such time that Buyer demonstrates to Seller that Buyer's pay scale is within AAR tolerances. Buyer is responsible for any weighing charges that may result from use of an alternate scale other than Buyer's or Seller's.

          In the event that Buyer's weights are unavailable for any shipment for any reason, other than as provided for in the above paragraph, the total weight of the shipment shall be determined by multiplying the number of cars received in the shipment by the average individual net car weight determined from the three (3) most recent similar shipments.

     2. All of the parties hereto have obtained all necessary approvals from their respective Boards of Directors and are authorized by their bylaws and other corporate documents to enter into this Amendment No. 2. The Vice President
- Sales of CONSOL Inc. has the authority as Attorney in Fact to act for those corporations comprising "Seller" herein in executing this Amendment No. 2.

     3. All other terms and conditions of the Agreement shall remain in full force and effect.

     IN WITNESS WHEREOF, the parties hereto have executed this Amendment No. 2 effective as of the day and year first above written.

ATTEST:                                     NEW YORK STATE ELECTRIC & GAS
                                                      CORPORATION

Mary P. Sayman                              By: Jeffrey K. Smith
------------------------------                  ----------------------------
ATTEST:                                     CONSOLIDATION COAL COMPANY
                                            CONSOL PENNSYLVANIA COAL
                                            COMPANY
                                            NINEVEH COAL COMPANY
                                            GREENON COAL COMPANY
                                            McELROY COAL COMPANY
                                            QUARTO MINING COMPANY

                                            By: John W. Dailey
------------------------------                  ----------------------------
                                                  Vice President - Sales
                                                    CONSOL Inc.
                                                  Attorney in Fact

                     AMENDMENT NO. 3 TO COAL SALES AGREEMENT

THIS AMENDMENT, made and entered into on April 17, 1997, by and between NEW YORK STATE ELECTRIC & GAS CORPORATION, a corporation organized and existing under the laws of the State of New York ("Buyer") and CONSOLIDATION COAL COMPANY, a Delaware corporation, CONSOL PENNSYLVANIA COAL COMPANY, a Delaware corporation, NINEVEH COAL COMPANY, a Delaware corporation, GREENON COAL COMPANY, a Delaware corporation, McELROY COAL COMPANY, a Delaware corporation, and QUARTO MINING COMPANY, an Ohio corporation (collectively, "Seller").

                                   WITNESSETH:

WHEREAS, Buyer and Seller are parties to a Coal Sales Agreement made and entered into as of November 1, 1983 and amended by the Assignment and Amendment to Coal Sales Agreement dated January 1, 1995 and Amendment No. 2 to Coal Sales Agreement dated October 15, 1996 (the "Agreement");

WHEREAS, Buyer and Seller wish to further amend the Agreement in certain respects.

NOW THEREFORE, in consideration of the premises and mutual covenants and undertakings of the parties herein contained, Buyer and Seller, intending to be legally bound hereby, agree as follows:

1. Delete "October 1" and replace with "September 1" in Article I, Section 1.2 - Renegotiation of Articles VII and IX, Paragraphs 4 and 5.

2. All other terms and conditions of the Agreement shall remain in full force and effect.

IN WITNESS WHEREOF, the parties hereto have executed this Amendment No. 3 effective as of this day and year first above written.

ATTEST                                          NEW YORK STATE ELECTRIC & GAS
                                                CORPORATION

By: Mary McGlone                                By: Jeffrey K. Smith
-------------------                                 ----------------------

ATTEST:                                      CONSOLIDATION COAL COMPANY
                                             CONSOL PENNSYLVANIA COAL
                                             COMPANY
                                             NINEVEH COAL COMPANY
                                             GREENON COAL COMPANY
                                             McELROY COAL COMPANY

                                             QUARTO MINING COMPANY

By: Will McKay                               By: John W. Dailey
    ------------------                           -----------------------------
                                                 Vice President, CONSOL   Inc.
                                                 Attorney in Fact

                            [Consol Inc. Letterhead]


                                December 8, 1997

Mr. Gary L. Sickles
Vice President Generation
New York State Electric & Gas Corporation
P.O. Box 5224
Corporate Drive
Kirkwood Industrial Park
Binghamton, NY 13902-5224

Re: Coal Sales Agreement Dated November 1, 1983, as amended January 1, 1995 and October 15, 1996 (the "Agreement")

Dear Mr. Sickles:

                  This letter will confirm and document our discussions wherein we have reached agreement on the quantity, price and quality to be applicable under the Agreement during the period January 1, 1998 through December 31, 2000.

                   1. The Base Mine Price for Lot A, Lot B and Lot C shall be
                      $0.868 per million Btu, subject only to adjustment pursuant Article VIII and Article X.

                   2. The Standard Heating Value in Section 6.2 shall be 13200
                      Btu/lb.

                   3. The Suspension Limit Heating Value in Section 6.3 shall be
                      12800 Btu/lb.

                   4. The maximum Btu for calculating adjustments pursuant to
                      Section 8.3 shall be 13600 Btu/lb.

                  Except as modified above, all the provisions of the Agreement shall remain in full force and effect.

Mr. Gary L. Sickles                -2-                          December 8, 1997

                  If you are in agreement with the above, then please sign the original and two copies of this letter and return. Upon execution by CONSOL, two fully executed copies will be returned for your files.

                                                  Sincerely,

                                                 J. W. Dailey

ATTEST:                                          NEW YORK STATE ELECTRIC & GAS
                                                 CORPORATION

By: Mary K. McGlone                              By: Gary L. Sickles
    -----------------------                          -------------------------

ATTEST:                                           CONSOLIDATION COAL COMPANY
                                                  CONSOL PENNSYLVANIA COAL
                                                  COMPANY
                                                  NINEVEH COAL COMPANY
                                                  GREENON COAL COMPANY
                                                  McELROY COAL COMPANY
                                                  QUARTO MINING COMPANY

Robert J. Zarecky                                 By: John W. Dailey
---------------------------                           ------------------------
Asst. Secretary                                   Vice President, CONSOL Inc.
                                                   Attorney in Fact

                     AMENDMENT NO. 4 TO COAL SALES AGREEMENT

THIS AMENDMENT, made and entered into on March 3, 1998, by and between NEW YORK STATE ELECTRIC & GAS CORPORATION, a corporation organized and existing under the laws of the State of New York ("Buyer") and CONSOLIDATION COAL COMPANY, a Delaware corporation, CONSOL PENNSYLVANIA COAL COMPANY, a Delaware corporation, NINEVEH COAL COMPANY, a Delaware corporation, GREENON COAL COMPANY, a Delaware corporation, McELROY COAL COMPANY, a Delaware corporation, and QUARTO MINING COMPANY, an Ohio corporation (collectively, "Seller").

                                   WITNESSETH:

WHEREAS, Buyer and Seller are parties to a Coal Sales Agreement made and entered into as of November 1, 1983 and amended by the Assignment and Amendment to Coal Sales Agreement dated January 1, 1995, Amendment No. 2 to Coal Sales Agreement dated October 15, 1996 and Amendment No. 3 to Coal Sales Agreement dated April 17, 1997 (the "Agreement");

WHEREAS, Buyer and Seller wish to further amend the Agreement in certain respects.

NOW THEREFORE, in consideration of the premises and mutual covenants and undertakings of the parties herein contained, Buyer and Seller, intending to be legally bound hereby, agree as follows:

1. Delete "Section 17.1 - Confidentiality" in its entirety and replace with the following new Section 17.1:

Section 17.1 - Confidentiality

                  The terms and conditions (including prices) set forth in this Agreement, and information exchanged during negotiation and performance of this Agreement, are considered by both Buyer and Seller to be confidential and proprietary. Neither Buyer nor Seller shall disclose any of the terms and conditions hereof nor any such information to any third party without the prior written consent of the other except when disclosure in the sole judgment of the party making the disclosure is required or appropriate (a) by statute, (b) by regulation, order or request of a governmental agency, (c) in connection with a judicial or administrative proceeding, (d) to Seller's lending institutions so long as

Seller's lending institutions agree in writing to keep the contents of this Agreement confidential and use it solely in connection with its loans to Seller or (e) in connection with a sale or potential sale of Buyer's assets or stock.

2. All other terms and conditions of the Agreement shall remain in full force and effect.

IN WITNESS WHEREOF, the parties hereto have executed this Amendment No. 4 effective as of this day and year first above written.



ATTEST:                                 NEW YORK STATE ELECTRIC & GAS
                                        CORPORATION

By: Mary McGlone                        By: Gary L. Sickles
    --------------------                    ------------------------------------
ATTEST:                                 CONSOLIDATION COAL COMPANY
                                        CONSOL PENNSYLVANIA COAL COMPANY
                                        NINEVEH COAL COMPANY
                                        GREENON COAL COMPANY
                                        McELROY COAL COMPANY
                                        QUARTO MINING COMPANY

By: Varlitt Beff                        By: Robert J. Zarecky
    --------------------                    ------------------------------------
                                              Executive Vice President-Marketing
                                              Attorney in Fact